                                                                  EXECUTION COPY


                                                                     EXHIBIT 2.1


================================================================================

                                MERGER AGREEMENT

                            DATED AS OF JULY 24, 1998

                                  by and among

                         STAMFORD CS ACQUISITION CORP.,

                         CLARK-SCHWEBEL HOLDINGS, INC.,

                                       and

                            THE OTHER PARTIES HERETO



================================================================================

                                TABLE OF CONTENTS

                                                                                                             PAGE
ARTICLE I DEFINITIONS.........................................................................................1

ARTICLE II THE MERGER.........................................................................................9
     2.1.     The Merger......................................................................................9
     2.2.     Effective Time of the Merger....................................................................9
     2.3.     Effect of Merger................................................................................9
     2.4.     Supplementary Action...........................................................................10

ARTICLE III THE SURVIVING CORPORATION........................................................................10
     3.1.     Name...........................................................................................10
     3.2.     Certificate of Incorporation...................................................................10
     3.3.     Bylaws.........................................................................................10
     3.4.     Directors......................................................................................10
     3.5.     Officers.......................................................................................10
     3.6.     Authorized Capitalization......................................................................10

ARTICLE IV CONVERSION OF SHARES..............................................................................11
     4.1.     Conversion of Shares...........................................................................11
     4.2.     No Further Transfers...........................................................................11
     4.3.     Determination of Equity Consideration; Adjustment to Equity Consideration......................11
     4.4.     Overpayment Escrow Fund........................................................................14

ARTICLE V PAYMENT............................................................................................14
     5.1.     Exchange Procedure.............................................................................14
     5.2.     Lost Certificates..............................................................................14
     5.3.     Payment of Transaction Expenses and Employee Bonuses. .........................................15

ARTICLE VI CLOSING...........................................................................................15
     6.1.     The Closing....................................................................................15
     6.2.     Actions and Deliveries at the Closing..........................................................15

ARTICLE VII REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................................................17
     7.1.     Capitalization; Ownership of Shares............................................................17
     7.2.     Subsidiaries and Joint Ventures................................................................17
     7.3.     Organization...................................................................................18
     7.4.     Corporate Power and Authority; No Violations...................................................18
     7.5.     Financial Statements...........................................................................19
     7.6.     Absence of Certain Changes or Events...........................................................21
     7.7.     Title to Assets................................................................................21
     7.8.     Intellectual Property..........................................................................21
     7.9.     Contracts......................................................................................22
     7.10.    Litigation.....................................................................................23
     7.11.    Compliance With Laws...........................................................................23

     7.12.    Environmental Matters..........................................................................23
     7.13.    Employee Benefit Plans.........................................................................24
     7.14.    Government Consents............................................................................24
     7.15.    Taxes..........................................................................................24
     7.16.    Real Property..................................................................................25
     7.17.    Broker's Fees..................................................................................26
     7.18.    Disclaimer.....................................................................................26
     7.19.    Change of Control..............................................................................26
     7.20.    Labor Relations and Employment.................................................................26
     7.21.    Insurance......................................................................................27
     7.22.    Customers and Suppliers........................................................................27
     7.23.    Transactions with Affiliates and Third Parties; Asset Sales....................................28
     7.24.    Corporate Records..............................................................................28
     7.25.    No Undisclosed Liabilities.....................................................................28
     7.26.    Year 2000 Compliance...........................................................................28
     7.27.    Joint Ventures.................................................................................29

ARTICLE VIII REPRESENTATIONS AND WARRANTIES OF THE BUYER.....................................................29
     8.1.     Organization...................................................................................29
     8.2.     Corporate Power and Authority; No Violations...................................................29
     8.3.     Brokers' Fees..................................................................................30
     8.4.     Litigation.....................................................................................30
     8.5.     Government Consents............................................................................30
     8.6.     Purchase for Investment........................................................................30
     8.7.     Adequate Funds. ...............................................................................30

ARTICLE IX REPRESENTATIONS AND WARRANTIES OF EQ..............................................................30
     9.1.     Organization...................................................................................30
     9.2.     Corporate Power and Authority; No Violations...................................................31
     9.3.     Financial Statements...........................................................................31
     9.4.     Absence of Certain Changes or Events...........................................................31
     9.5.     Brokers' Fees..................................................................................31
     9.6.     Litigation.....................................................................................32
     9.7.     Government Consents............................................................................32

ARTICLE X REPRESENTATIONS AND WARRANTIES OF EQUILEASE........................................................32
     10.1.    Organization...................................................................................32
     10.2.    Corporate Power and Authority; No Violations...................................................32
     10.3.    Ultimate Parent................................................................................32
     10.4.    Brokers' Fees..................................................................................33
     10.5.    Litigation.....................................................................................33
     10.6.    Government Consents............................................................................33

ARTICLE XI COVENANTS OF THE PARTIES..........................................................................33
     11.1.    Efforts........................................................................................33
     11.2.    Conduct of Business............................................................................33
     11.3.    Access.........................................................................................35
     11.4.    No Solicitation................................................................................35

     11.5.    Books and Records..............................................................................36
     11.6.    Liabilities and Indemnification................................................................36
     11.7.    Insurance......................................................................................36
     11.8.    Litigation Support.............................................................................36
     11.9.    Employee Matters...............................................................................37
     11.10.   Other Actions..................................................................................37
     11.11.   Notice of Certain Events.......................................................................37
     11.12.   Reporting......................................................................................38
     11.13.   Further Assurances.............................................................................38
     11.14.   Buyer Restrictions.............................................................................39
     11.15.   Certain Stockholder Approvals..................................................................39
     11.16.   Tender Offers..................................................................................39
     11.17.   Tax Periods Ending on or Before the Closing Date.  ............................................40
     11.18.   Buyer Escrow...................................................................................41
     11.19.   CS Interglas Options...........................................................................41

ARTICLE XII  CONDITIONS TO THE BUYER'S OBLIGATIONS...........................................................42
     12.1.    Representations, Warranties and Covenants of the Company.......................................42
     12.2.    No Prohibition.................................................................................42
     12.3.    Third Party Consents...........................................................................42
     12.4.    Governmental Consents..........................................................................42
     12.5.    Document Deliveries............................................................................42
     12.6.    Repayment of Indebtedness to Third Parties; Termination of Security Interests..................42
     12.7.    Resignations...................................................................................42
     12.8.    Stockholder Agreements.........................................................................43
     12.9.    Stockholder Approval...........................................................................43
     12.10.   Release of Claims..............................................................................43
     12.11.   Tender Offer Waiting Periods and Exit Consents.................................................43

ARTICLE XIII CONDITIONS TO THE COMPANY'S OBLIGATIONS.........................................................43
     13.1.    Representations, Warranties and Covenants of the Buyer.........................................43
     13.2.    No Prohibition.................................................................................44
     13.3.    Governmental Consents..........................................................................44
     13.4.    Document Deliveries............................................................................44

ARTICLE XIV  TERMINATION PRIOR TO CLOSING....................................................................44
     14.1.    Termination....................................................................................44
     14.2.    Effect of Termination..........................................................................44

ARTICLE XV   MISCELLANEOUS...................................................................................45
     15.1.    Non-Survival of Representations and Warranties.................................................45
     15.2.    Entire Agreement...............................................................................45
     15.3.    Successors and Assigns; Third Party Beneficiaries..............................................45
     15.4.    EQ and Equilease Guarantees....................................................................46
     15.5.    Vestar Guarantee...............................................................................46
     15.6.    Headings.......................................................................................46
     15.7.    Modification and Waiver........................................................................46
     15.8.    Expenses.......................................................................................46

     15.9.    Notices........................................................................................46
     15.10.   Governing Law; Forum...........................................................................47
     15.11.   Public Announcements...........................................................................48
     15.12.   Counterparts...................................................................................48
     15.13.   Released Parties...............................................................................48
     15.14.   Third Party Beneficiary........................................................................48

EXHIBITS:

Exhibit 1.1                --       Working Capital
Exhibit 2.2                --       Form of Certificate of Merger
Exhibit 4.4                --       Form of Escrow Agreement
Exhibit 11.18              --       Buyer Escrow Agreement
Exhibit 12.10              --       Form of Stockholder Release

SCHEDULES:

Schedule 1                 --       Permitted Liens
Schedule 7.1               --       Ownership of Shares
Schedule 7.2               --       Subsidiaries
Schedule 7.3               --       Organization
Schedule 7.4               --       Corporate Power and Authority; No Violations
Schedule 7.6               --       Absence of Certain Changes or Events
Schedule 7.8               --       Intellectual Property
Schedule 7.9               --       Contracts
Schedule 7.10              --       Litigation
Schedule 7.11              --       Compliance with Laws
Schedule 7.12              --       Environmental Matters
Schedule 7.13              --       Employee Benefit Plans
Schedule 7.14              --       Consents
Schedule 7.15              --       Taxes
Schedule 7.16(a)           --       Owned Real Property
Schedule 7.16(b)           --       Leased Real Property
Schedule 7.17              --       Broker's Fees
Schedule 7.19              --       Change of Control
Schedule 7.20              --       Labor Relations and Employment
Schedule 7.21              --       Insurance
Schedule 7.22(a)           --       Major Customers
Schedule 7.22(b)           --       Major Suppliers
Schedule 7.23              --       Transactions with Affiliates and Third Parties
Schedule 7.25              --       No Undisclosed Liabilities
Schedule 8.2               --       Buyer Contravention
Schedule 8.5               --       Buyer Consents
Schedule 11.2              --       Conduct of Business
Schedule 12.1              --       Representations and Warranties
Schedule 12.3              --       Required Consents
Schedule 12.4              --       Required Government Consents
Schedule 12.10             --       Release
Schedule 13.3              --       Buyer Required Government Consents

                                MERGER AGREEMENT

                  This MERGER AGREEMENT (the "Agreement"), dated as of July 24, 1998, is made by and among Clark-Schwebel Holdings, Inc., a Delaware corporation (the "Company"), Stamford CS Acquisition Corp., a Delaware corporation (the "Buyer"), only for the purposes of Section 4.3, Vestar/CS Holding Company, L.L.C. (the "Stockholders' Representative"), only for the purpose of Section 15.5, Vestar Equity Partners, L.P. ("Vestar"), and only for purposes of Sections 11.14, 11.17, 11.18, and 15.4, EQ Corporation, a Delaware corporation ("EQ"), and Equilease Holding Company, a Delaware corporation ("Equilease"). All capitalized words and terms contained in this Agreement shall have the meanings set forth in Article I hereof.

                                    RECITALS

                  WHEREAS, the Board of Directors and all of the stockholders of the Company and the Board of Directors of the Buyer deem it advisable and in the best interests of each such corporation and its respective stockholders to cause the merger of the Buyer with and into the Company (the "Merger") upon the terms and conditions set forth herein and in accordance with the General Corporation Law of the State of Delaware (the "DGCL").

                  NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and conditions contained herein, and in order to set forth the terms and conditions of the Merger and the mode of carrying the same into effect, the parties hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

                  "Actual Working Capital" has the meaning set forth in Section 4.3(c) hereof.

                  "Adjusted Per Share Equity Consideration" means an amount equal to the Per Share Equity Consideration as adjusted by increasing the Final Equity Consideration by any interest payable to the Stockholders, or decreasing the Final Equity Consideration by any interest payable by the Stockholders' Representative, in each case under Section 4.3(e) hereof.

                  "Affiliate" means, as to any person, any other person directly or indirectly controlling, controlled by or under common control with that person.

                  "Agreement" has the meaning set forth in the preface hereof.

                  "ASCO" has the meaning set forth in Section 12.12 hereof.

                  "ASCO JV Agreements" has the meaning set forth in Section
12.12 hereof.

          "Asahi" has the meaning set forth in Section 12.12 hereof. "Auditor" has the meaning set forth in Section 4.3(g) hereof.

          "Balance Sheet" has the meaning set forth in Section 7.5 hereof.

          "Baseline Working Capital" has the meaning set forth in Section 4.3(b) hereof.

          "Benefit Plan" has the meaning set forth in Section 7.13(a) hereof.

          "Business Transferee" has the meaning set forth in Section 15.3 hereof.

          "Buyer" has the meaning set forth in the preface hereof.

          "Buyer Escrow Agent" has the meaning set forth in the Buyer Escrow Agreement.

          "Buyer Escrow Agreement" has the meaning set forth in Section 11.18 hereof.

          "Buyer Escrow Amount" has the meaning set forth in Section 11.18 hereof.

          "Certificate of Merger" has the meaning set forth in Section 2.2. hereof.

          "Certificates" has the meaning set forth in Section 4.1 hereof.

          "Closing" has the meaning set forth in Section 6.1 hereof.

          "Closing Cash" has the meaning set forth in Section 4.3(c) hereof.

          "Closing Debt" has the meaning set forth in Section 4.3(c) hereof.

          "Closing Statement" has the meaning set forth in Section 4.3(c) hereof.

          "Closing Balance Sheet" has the meaning set forth in Section 4.3(c) hereof.

          "Closing Date" has the meaning set forth in Section 6.1 hereof.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Common Stock" has the meaning set forth in Section 4.1(c) hereof.

          "Company" has the meaning set forth in the preface hereof.

          "Company Common Stock" means the Company's common stock, par value $.01 per share.

          "Company Material Adverse Effect" has the meaning set forth in Section
7.3 hereof.

          "Company Released Parties" has the meaning set forth in Section 7.18 hereof.

          "Company SEC Documents" has the meaning set forth in Section 7.5(c) hereof.

          "Competition Laws" has the meaning set forth in Section 11.13 hereof.

          "Confidentiality Agreement" has the meaning set forth in Section 11.3 hereof.

          "Constituent Corporations" means the Company and the Buyer.

          "Contracts" has the meaning set forth in Section 7.9 hereof.

          "Credit Agreement" means that certain Credit Agreement, dated as of April 17, 1996, among Clark-S Acquisition Corporation, Clark-Schwebel Holdings, Inc., the financial institutions from time to time party thereto, The Chase Manhattan Bank, as agent, collateral agent, documentation and syndication agent for the Lenders; The Chase Manhattan Bank, as issuing bank and Bankers Trust Company, Fleet National Bank, and NationsBank, N.A., as co-agent, as amended.

          "CSI" has the meaning set forth in Section 12.12 hereof.

          "C-S" has the meaning set forth in Section 11.19 hereof.

          "DGCL" has the meaning set forth in the recitals hereof.

          "Debt" means any liability (including without limitation accrued but unpaid interest) in respect of (A) borrowed money, (B) capitalized lease obligations, (C) the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business), (D) obligations under interest rate agreements and currency agreements and (E) guarantees of any of the foregoing or guarantees of any Debt of the Joint Ventures (without double counting).

          "Defaulting Party" has the meaning set forth in Section 14.2 hereof.

          "Disclosure Schedule" has the meaning set forth in Section 7.1 hereof.

          "Effective Time" has the meaning set forth in Section 2.2 hereof.

          "Employee Bonuses" means the bonuses to be paid to employees of the Company in an aggregate amount of approximately $3.0 million at the Closing, the actual amount of which shall be set forth in a written notice provided to the Buyer by the Company at least 3 days prior to the Closing Date; provided, that no individual employee of the Company shall receive or be entitled to receive a bonus in an amount greater than $50,000; provided, further, that the Employee Bonuses shall not include the bonuses payable to management under the 1998 Management Bonus Plan.

          "Enterprise Value" means $488,000,000 (Four Hundred Eighty Eight Million Dollars).

          "Environmental Laws" means all laws, rules, regulations, ordinances, codes, orders, decisions, injunctions, judgments, awards and decrees of any Governmental Entity relating to the protection of the environment or of human health from environmental hazards, or to any emission, discharge, generation, processing, storage, holding, abatement, existence, release, threatened release or transportation of any chemical or substance, including, but not limited to,
(i) CERCLA, the Resource Conservation and Recovery Act, the Clean Water Act, the Clean Air Act, the Toxic Substances Control Act, environmental property transfer statutes or requirements and (ii) all other requirements pertaining to reporting, licensing, permitting, investigation or remediation of Hazardous Substances in the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport or handling of Hazardous Substances or relating to human health or safety from exposure to Hazardous Substances.

          "Environmental Lien" means a Lien, either recorded or unrecorded, in favor of any Governmental Entity, arising under Environmental Laws.

          "EQ" has the meaning set forth in the preface hereof.

          "EQ Balance Sheet" has the meaning set forth in Section 9.3 hereof.

          "EQ Financial Statements" has the meaning set forth in Section 9.3 hereof.

          "Equilease" has the meaning set forth in the preface hereof.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "Escrow Amount" has the meaning set forth in Section 4.4 hereof.

          "Escrow Agent" has the meaning given to such term in the Escrow Agreement.

          "Escrow Agreement" has the meaning set forth in Section 4.4 hereof.

          "Estimated Working Capital" has the meaning set forth in Section 4.3(a) hereof.

          "Estimated Working Capital Allowance" has the meaning set forth in
Section 4.3(b) hereof.

          "Exchange Act" has the meaning set forth in Section 7.5(c) hereof.

          "Final Equity Consideration" has the meaning set forth in Section 4.3(d) hereof.

          "Financial Statements" has the meaning set forth in Section 7.5 hereof.

          "Former Employees "has the meaning set forth in Section 11.10 hereof.

          "GAAP" means United States (unless otherwise specifically provided herein) generally accepted accounting principles as in effect for the period for which it is referred to herein.

          "Governmental Entity" means any governmental or political subdivision thereof, whether federal, state, local or foreign, or any agency or instrumentality of any such government or political subdivision, or any judicial, quasi-judicial, administrative or regulatory body, commission or tribunal.

          "Hazardous Substances" means any substance that (a) is regulated under any Environmental Law (including, without limitation, radioactive substances, polychlorinated-biphenyls, petroleum and petroleum derivatives and products) or
(b) requires investigation, removal or remediation under applicable Environmental Law.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          "Indebtedness" of any person at any date means without duplication (a) all indebtedness of such person for borrowed money or for the deferred purchase price of property or services which, in accordance with GAAP, would be required to be shown as a liability on the face of a balance sheet of such person on such date (other than trade liabilities and accrued expenses and liabilities, in each case to the extent incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such person which is evidenced by a note, bond, debenture or similar instrument, and (c) all obligations of such person under capitalized lease obligations.

          "Indemnified Party" has the meaning set forth in Section 11.6 hereof.

          "Indentures" means, collectively, the Senior Debenture Indenture and the Senior Note Indenture.

          "Intellectual Property" has the meaning set forth in Section 7.8 hereof.

          "Interim Closing Date" means the later to occur of (i) the Preliminary Closing Date and (ii) the date on which the Company and its applicable Subsidiary, as the case may be, on the one hand and the applicable trustee, on the other hand shall have executed and delivered the Senior Debenture Supplemental Indenture, the Senior Note Supplemental Indenture, and all documents and certificates required by the Indentures to effect such Supplemental Indentures as set forth in Section 11.16 shall have been duly executed and delivered other than any payment to the holders of the Senior Debentures or the Senior Notes. The requirements under clause (ii) relating to documents and certificates (other than the Supplemental Indentures) shall be deemed satisfied if the Company provides executed but undated copies or if practicable executed copies to be effective on the Closing Date.

          "Interim Financial Statements" means, collectively, the unaudited consolidated balance sheet, unaudited consolidated statement of operations and unaudited consolidated statement of cash flows of the Company and its Subsidiaries for the period ended May 9, 1998.

          "IRS" means the United States Internal Revenue Service.

          "Joint Ventures" means, collectively (a) Asahi-Schwebel Co., Ltd., a Japanese corporation, (b) CS Interglas AG, a German corporation, (c) Clark-Schwebel Tech-Fab Company, a New York partnership, (d) Asahi-Schwebel (Taiwan) Co. Ltd. and (e) Asahi-Schwebel Interglas Corp. (Philippines).

          "Knowledge" means with respect to the Company, the actual knowledge of any officer, management level employee or any Stockholder of the Company, and with respect to the Buyer, the actual knowledge of any officer or management level employee of the Buyer.

          "Leases" has the meaning set forth in Section 7.16(b) hereof.

          "Liabilities" means any liability or obligation of or arising out of or relating to the Company or any of the Subsidiaries, or the operation or ownership of the Company or any of the Subsidiaries (including as to environmental matters), of whatever kind or nature (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, due or to become due).

          "Liens" means liens, mortgages, security interests, pledges, charges or other encumbrances.

          "Litigation" has the meaning set forth in Section 7.10 hereof.

          "Major Customer" has the meaning set forth in Section 7.22(a) hereof.

          "Major Supplier" has the meaning set forth in Section 7.22(b) hereof.

          "Overpayment" has the meaning set forth in Section 4.3(e) hereof.

          "Overpayment Escrow Fund" has the meaning set forth in the Escrow Agreement.

          "Owned Real Property" has the meaning set forth in Section 7.16(a) hereof.

          "Permits" has the meaning set forth in Section 7.11 hereof.

          "Permitted Liens" means (i) Liens for Taxes or other governmental charges or levies which are not due and payable or are being contested in good faith and by appropriate proceedings and for which adequate reserves for such contested amounts have been established in accordance with GAAP, (ii) those Liens listed on Section 1 of the Disclosure Schedule and (iii) mechanic's, worker's, materialmen's and other like Liens not yet delinquent, recorded easements, covenants, and other restrictions, and utility easements, building restrictions, encroachments, zoning restrictions and other encumbrances and restrictions existing generally with respect to properties of a similar character which, in each case, do not affect materially and adversely the use of any property material to the conduct of the business of the Company and its Subsidiaries.

          "Per Share Equity Consideration" means the Final Equity Consideration divided by the sum of the number of shares of Company Common Stock outstanding at the Effective Time.

          "Per Share Preliminary Equity Consideration" means the Preliminary Equity Consideration divided by the sum of the number of shares of Company Common Stock outstanding at the Effective Time.

          "person" means any individual, firm, corporation, association, unincorporated organization, joint stock company, general, limited or limited liability partnership, limited liability company, trust, joint venture, Governmental Entity or other entity.

          "Preliminary Closing Date" means the later of (i) twenty-one days from the date first written above and (ii) the date on which all of the conditions set forth in Article XII except for the condition set forth in Section 12.11 have been satisfied; provided, that for the purpose of clause (ii) any condition requiring that a document or certificate be delivered shall be deemed to be satisfied if the Company provides the Buyer with an executed but undated copy of such document or certificate on the Interim Closing Date and any condition in respect of any action that can only be taken on the Closing Date shall be deemed satisfied if the Company completed as much of such action as is practicable by the Interim Closing Date and has provided reasonable assurance of its ability to complete the required actions as of the Closing Date.

          "Preliminary Closing Debt" has the meaning set forth in Section 4.3(a) hereof.

          "Preliminary Closing Cash" has the meaning set forth in Section 4.3(a) hereof.

          "Preliminary Equity Consideration" has the meaning set forth in
Section 4.3(a) hereof.

          "Preliminary Statement" has the meaning set forth in Section 4.3(a) hereof.

          "Quick Return" has the meaning set forth in Section 11.17(a) hereof.

          "Reference Rate" means the applicable federal rate as defined in the Code.

          "Released Persons" has the meaning set forth in Section 15.13 hereof.

          "Returns" has the meaning set forth in Section 7.15(a) hereof.

          "Securities Act" has the meaning set forth in Section 7.5(a) hereof.

          "Senior Debentures" means the 12 1/2% Senior Debentures due 2007 of the Company issued pursuant to the Senior Debenture Indenture.

          "Senior Notes" means the 10 1/2% Senior Notes due 2006 of Clark-Schwebel, Inc. issued pursuant to the Senior Note Indenture.

          "Senior Debenture Indenture" means that certain Indenture dated as of August 14, 1997 between the Company and State Street Bank and Trust as trustee.

          "Senior Note Indenture" means that certain Indenture dated April 17, 1996 among Clark-S Acquisition Corporation, CS Finance Corporation of Delaware, the Company, the Subsidiary Guarantors (as defined therein) and Fleet National Bank as trustee.

          "Senior Debenture Solicitation" has the meaning set forth in Section
11.16 hereof.

          "Senior Note Solicitation" has the meaning set forth in Section 11.16 hereof.

          "Senior Debenture Supplemental Indenture" has the meaning set forth in
Section 11.16 hereof.

          "Senior Note Supplemental Indenture" has the meaning set forth in
Section 11.16 hereof.

          "Solicitations" has the meanings set forth in Section 11.16 hereof.

          "State Return" has the meaning set forth in Section 11.17(a) hereof.

          "Stockholder" has the meaning set forth in Section 4.1(a) hereof.

          "Stockholders' Representative" has the meaning set forth in the preface hereof.

          "Subsidiary" means any corporation with respect to which the Company, directly or indirectly through another Subsidiary, owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors (other than a Joint Venture).

          "Supplemental Indentures" has the meaning set forth in Section 11.16 hereof.

          "Surviving Corporation" means the Company, following the effectiveness of the Merger.

          "Taxes" means any and all taxes, charges, fees, levies or other assessments, including, without limitation, income, excise, real or personal property, sales, use, service, value added, license, net worth, transfer and recording taxes, gross receipts, fees and charges, imposed by the IRS or any other taxing authority or any Governmental Entity; and such term shall include any interest, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments.

          "Transaction Expenses" means (i) all costs, fees and expenses paid or payable by the Company or any of its Subsidiaries to Merrill Lynch & Co. or any other financial advisor, (ii) all costs, fees and expenses paid or payable by the Company or any of its Subsidiaries to Vestar Capital Partners in connection with the consummation of the transactions contemplated by this Agreement, and
(iii) all other costs, fees (including applicable pre-payment premiums) and expenses (including accounting, financial advisor, legal fees and expenses) incurred by the Company or any of its Subsidiaries in connection with (a) the transactions contemplated by this Agreement through the Closing Date and (b) the repayment or redemption of, or the tender for, the Senior Debentures and the Senior Notes; provided, however, that only fifty percent (50%) of all amounts in excess of 106% of the aggregate principal amount of the Senior Debentures paid or payable by the Company to the holders of the Senior Debentures in connection with the redemption thereof shall be deemed to be a Transaction Expense.

          "Transferee" has the meaning set forth in Section 12.12 hereof.

          "Unpaid Balance" has the meaning set forth in Section 4.3(e) hereof.

          "Vestar" has the meaning set forth in the other preface hereof.

          "Working Capital" means the current assets of the Company and its Subsidiaries (excluding cash, cash equivalents and short-term investments) less the current liabilities of the Company and its Subsidiaries (excluding any current liability for Debt, Transaction Expenses, Employee Bonuses, and income taxes relating to the portion of the taxable year of the Company ending on the Closing Date), all in accordance with GAAP applied on a consistent basis and calculated consistent with Exhibit 1.1. Notwithstanding the foregoing, for purposes of calculating current assets, (i) the LIFO reserve amount shall be deemed to equal $0 and no asset for income tax refunds receivable shall be recorded and (ii) for purposes of calculating current liabilities, the deferred tax current portion shall be deemed to equal $2,370,000.

          "Working Capital Principles" has the meaning set forth in Section 4.3(a) hereof.

                                   ARTICLE II
                                   THE MERGER


                  II.1. The Merger. Upon the terms and subject to the conditions hereof, two business days following the satisfaction or written waiver of the conditions set forth in Articles XII and XIII hereof other than those to be satisfied at Closing, (but in no event less than twenty-one days from the date hereof), the Buyer shall be merged with and into the Company and the separate existence of the Buyer shall thereupon cease, and the Company, as the Surviving Corporation, shall continue to exist under and be governed by the DGCL.

                  II.2. Effective Time of the Merger. The Merger shall become effective when a properly executed Certificate of Merger in substantially the form of Exhibit 2.2 attached hereto (the "Certificate of Merger") is duly filed with the Secretary of the State of Delaware as provided in the DGCL. When used in this Agreement, the term "Effective Time" shall mean the date and time at which the Certificate of Merger is so filed or at such other time as Buyer and the Company shall agree should be specified in the Certificate of Merger.

                  II.3. Effect of Merger. The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of the Buyer and the Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Buyer and the Company shall become the debts, liabilities and duties of the Surviving Corporation.

                  II.4. Supplementary Action. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further assignments or assurances are necessary or desirable to vest or to perfect or confirm of record in the Surviving Corporation the title to any property or rights of either of the Constituent Corporations, or otherwise to carry out the provisions of this Agreement, the officers and directors of the Surviving Corporation are hereby authorized and empowered on behalf of the respective Constituent Corporations, in the name of and on behalf of the appropriate Constituent Corporation, to execute and deliver any and all things necessary or proper to vest or to perfect or confirm title to such property or rights in the Surviving Corporation, and otherwise to carry out the purposes and provisions of this Agreement.

                                   ARTICLE III
                            THE SURVIVING CORPORATION

                  III.1. Name. The name of the Surviving Corporation will be Clark-Schwebel Holdings, Inc.

                  III.2. Certificate of Incorporation. The Certificate of Incorporation of the Company as amended by the Certificate of Merger shall be the Certificate of Incorporation of the Surviving Corporation. The Certificate of Incorporation of the Surviving Corporation thereafter may be amended in accordance with its terms and as provided by law.

                  III.3. Bylaws. The Bylaws of the Buyer immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation.

                  III.4. Directors. The directors of the Buyer immediately prior to the Effective Time shall be the directors of the Surviving Corporation until their respective successors are duly elected and qualified in the manner provided in the Certificate of Incorporation and Bylaws of the Surviving Corporation, or until their earlier resignation or removal, or as otherwise provided by law. The Company shall procure, prior to and as a condition of Closing, the resignation of each of its Directors.

                  III.5. Officers. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation until their successors are duly elected and qualified in the manner provided in the Certificate of Incorporation and Bylaws of the Surviving Corporation, or until their earlier resignation or removal, or as otherwise provided by law.

                  III.6. Authorized Capitalization. The authorized capitalization of the Surviving Corporation shall be 1,000 shares of Common Stock, par value $.01 per share. After the Effective Time, the authorized capitalization of the Surviving Corporation may be changed as provided by the Certificate of Incorporation and Bylaws of the Surviving Corporation.


                                   ARTICLE IV
                              CONVERSION OF SHARES

                  IV.1.  Conversion of Shares.

                  (a) As of the Effective Time, by virtue of the Merger and without any action on the part of any record holder or beneficial holder ("Stockholder") of shares of the Company Common Stock ("Certificates"), each issued and outstanding share of the Company's Common Stock, excluding any shares held in the Company's treasury, shall be automatically converted into and shall represent only the right to receive cash in the amount of the Adjusted Per Share Equity Consideration payable as set forth below. After the Effective Time, no share of Common Stock shall be deemed to be outstanding or to have any rights other than those set forth in this Section 4.1(a).

                  (b) Each share of the Company Common Stock held in the treasury of the Company shall be canceled and retired and all rights in respect thereof shall be canceled and cease to exist and no payment shall be made in respect thereof.

                  (c) Each issued and outstanding share of Buyer's Common Stock, par value $.01 per share ("Common Stock"), shall be converted into one share of the Surviving Corporation's Common Stock, par value $.01 per share.

                  IV.2. No Further Transfers. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Company Common Stock shall thereafter be made.

                  IV.3. Determination of Equity Consideration; Adjustment to Equity Consideration.

          (a) At least three Business Days prior to the Closing Date, the Company shall in good faith prepare at its sole cost and expense a statement in accordance with GAAP applied on a basis consistent with the preparation of the Interim Financial Statements (the "Preliminary Statement"), except as otherwise provided in the Working Capital definition and that in the case of the Closing Balance Sheet, a physical inventory shall be taken in accordance with Section 4.3(c) (GAAP as so modified is referred to herein as the "Working Capital Principles"), containing an estimate of (i) the consolidated Working Capital of the Company and the Subsidiaries immediately prior to the Closing ("Estimated Working Capital"), (ii) a schedule of total Debt of the Company and its Subsidiaries anticipated to be outstanding immediately prior to the Closing ("Preliminary Closing Debt"), and (iii) an estimate of cash, cash equivalents and short-term investments, in each case, that would be reflected on a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with Working Capital Principles immediately prior to the Closing ("Preliminary Closing Cash"). Based upon the Preliminary Statement, a preliminary determination of the Final Equity Consideration shall be made (the "Preliminary Equity Consideration"), which Preliminary Equity Consideration shall be an amount equal to the Enterprise Value (A) less Preliminary Closing Debt, (B) less Transaction Expenses, (C) less the Employee Bonuses, (D) plus Preliminary Closing Cash, (E) less the Escrow Amount and (F) plus or minus the Estimated Working Capital Allowance as provided pursuant to clause (b) below.

          (b) If Estimated Working Capital is greater than $23,200,000 (the "Baseline Working Capital"), the Preliminary Equity Consideration shall be increased by the amount of such excess, and if Estimated Working Capital is less than Baseline Working Capital, the Preliminary Equity Consideration shall be reduced by the amount by which Estimated Working Capital is less than Baseline Working Capital. The amount of such excess or shortfall is referred to as the "Estimated Working Capital Allowance."

          (c) As promptly as practicable following the Closing Date, but in any event within 60 days thereafter, the Surviving Corporation shall prepare and deliver to the Stockholders' Representative a consolidated balance sheet of the Company and the Subsidiaries as of the Closing (the "Closing Balance Sheet") and a statement based thereon (the "Closing Statement") setting forth (i) actual Working Capital immediately prior to the Closing ("Actual Working Capital"),
(ii) a schedule of total Debt outstanding immediately prior to the Closing ("Closing Debt"), (iii) a calculation of cash, cash equivalents and short-term investments on hand ("Closing Cash"), in each case, that would be reflected on a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with the Working Capital Principles immediately prior to the Closing and (iv) a calculation of the Final Equity Consideration. The Closing Balance Sheet shall be prepared in accordance with GAAP applied on a basis consistent with the preparation of the Interim Financial Statements and the Closing Statement shall be derived from the Closing Balance Sheet and shall be prepared in accordance with the Working Capital Principles. For purposes of calculating the Closing Balance Sheet, the calculation of Actual Working Capital shall be based on the results of a physical inventory taken by the Buyer and the Surviving Corporation, on a date mutually agreeable to the parties, and in any event within five days prior to or five days following the Closing Date (the "Inventory Date"), at each and every location of the

Company, and observed by the accountants and/or representatives of the parties. The Stockholders' Representative shall have reasonable access to the Surviving Corporation's and the Subsidiaries' books and records and the accountants' work papers related to the preparation of the Preliminary Statement, the Closing Balance Sheet and the Closing Statement. The Surviving Corporation shall pay for all costs and expenses incurred in connection with the preparation of the Closing Balance Sheet and Closing Statement.

          (d) The "Final Equity Consideration" shall be an amount equal to Enterprise Value (A) less Closing Debt, (B) less Transaction Expenses, (C) less the Employee Bonuses, (D) plus Closing Cash, and (E) plus the amount by which Actual Working Capital exceeds Baseline Working Capital or minus the amount by which Actual Working Capital is less than Baseline Working Capital, as the case may be.

          (e) If the Preliminary Equity Consideration is less than the Final Equity Consideration (such difference being referred to herein as the "Unpaid Balance"), then, in addition to the Preliminary Equity Consideration payable to the Stockholders under Section 4.3(a), within five (5) Business Days after the final determination of the Closing Statement and the Final Equity Consideration (whether such determination is made by agreement of the Stockholders' Representative and the Surviving Corporation or by the Auditor, as provided herein), the Surviving Corporation shall deliver to the Stockholders' Representative for the benefit of the Stockholders, an amount equal to the Unpaid Balance, together with interest thereon at the Reference Rate in effect from time to time from the Closing Date until the date of such payment, in cash in immediately available funds by wire transfer to a bank account or accounts designated in writing by the Stockholders prior to the Closing Date. If the Preliminary Equity Consideration is greater than the Final Equity Consideration (such difference being referred to herein as the "Overpayment"), then, within five (5) Business Days after the final determination of the Closing Statement and the Final Equity Consideration (whether such determination is made by agreement of the Stockholders' Representative and the Surviving Corporation or by the Auditor, as provided herein), the Stockholders' Representative shall reimburse to the Surviving Corporation an amount equal to the Overpayment, together with interest thereon at the Reference Rate in effect from time to time from the Closing Date until the date of such payment, in cash in immediately available funds by wire transfer to a bank account designated in writing by the Buyer prior to the Closing Date less any amounts paid to the Surviving Corporation from the Overpayment Escrow Fund.

          (f) The Closing Statement and the calculation of the Final Equity Consideration shall be binding upon the parties unless the Stockholders' Representative gives written notice of disagreement therewith to the Surviving Corporation within thirty (30) days after their receipt of the Closing Statement, specifying in reasonable detail the nature and extent of such disagreement. The Stockholders' Representative and the Surviving Corporation shall thereafter negotiate in good faith to resolve any such disagreements. If the Surviving Corporation and the Stockholders' Representative mutually agree upon the Closing Statement and the calculation of the Final Equity Consideration within thirty (30) days after Surviving Corporation's receipt of such notice, such agreement shall be binding upon the parties. If the Stockholders'

Representative and the Surviving Corporation are unable to resolve any disagreements within thirty (30) days, the Stockholders' Representative and the Surviving Corporation shall select an Auditor within 15 days after such 30 day period to resolve the disagreements over accounting matters in accordance with the provision of this Section 4.3.

                  (g) The "Auditor" shall be an independent nationally recognized certified public accounting firm mutually selected by the Stockholders' Representative and the Surviving Corporation, provided that if the Stockholders' Representative and the Surviving Corporation are unable to mutually agree upon an Auditor, the Stockholders' Representative and the Surviving Corporation shall select one of the "big five" accounting firms by lot after eliminating one firm designated unacceptable by the Stockholders' Representative and one firm designated as unacceptable by the Surviving Corporation; provided, further, that the office of the "big five" accounting firm selected by lot shall not have done any work for the Stockholders' Representative, the Buyer, EQ or Equilease during the eighteen (18) months immediately preceding the Closing Date. The Auditor shall have reasonable access to the Company's and the Subsidiaries' books and records required to resolve the disputes, and the Auditor shall be directed to address and resolve solely the individual disputed line items on the Closing Statement. The Stockholders' Representative and the Surviving Corporation shall use their reasonable efforts to cause the Auditor to resolve all disagreements over individual line items as soon as practicable, but in any event within 30 days after the Auditor's engagement. The resolution of such disagreements by the Auditor and the reasons therefore shall be in writing and shall be final and binding on the Stockholders' Representative and the Surviving Corporation absent fraud or manifest error. The fees and expenses of the Auditor shall be paid by the party whose position is, ruled as by the Auditor, most incorrect. The Surviving Corporation and the Stockholders' Representative shall each be entitled to make a presentation to the Auditor, pursuant to procedures to be agreed to among the Stockholders' Representative, the Buyer and the Auditor, advocating the merits regarding the differences espoused by each party. The Buyer and the Stockholders' Representative each agree to provide the Auditor with all information it shall reasonably require, and the Auditor will be permitted (to the extent it considers appropriate) to base its determination on such information and on the accounting and other records of the Surviving Corporation and the Subsidiaries.

                  IV.4. Overpayment Escrow Fund. At the Closing the amount of $5,000,000 (the "Escrow Amount") shall be remitted to the Escrow Agent to be held and disbursed by the Escrow Agent in accordance with the terms of the Escrow Agreement in the form of Exhibit 4.4 attached hereto (the "Escrow Agreement").

                                    ARTICLE V
                                     PAYMENT

                  V.1.     Exchange Procedure.

                           (a)   Promptly following the Effective Time, the
Surviving Corporation shall mail or deliver to each Stockholder a letter of transmittal and instructions for use in effecting the surrender of the Certificates for payment therefor. Upon surrender to the Buyer of a Certificate together with a duly executed letter of transmittal and any other required documents, the Stockholder holding such Certificate shall be paid in exchange therefor the Per Share Preliminary Equity Consideration payable in respect of such shares, and the Certificate so surrendered shall forthwith be canceled. Such payments shall be paid in cash at the Closing (or in respect of Certificates surrendered after the Closing Date, on the date of such surrender) in immediately available funds by wire transfer to a bank account designated by each Stockholder at least two days prior to the Closing.

                (b) Until surrendered as contemplated by Section 5.1, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender a pro rata portion of the Preliminary Equity Consideration. No interest shall be paid or will accrue on the amount payable at the Effective Time upon surrender of a Certificate. If payment is to be made to a Stockholder other than the person in whose name the Certificate surrendered is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the Stockholder requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered or establish that such tax has been paid or is not applicable.

          V.2. Lost Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the registered holder of such lost, stolen or destroyed Certificate in form and substance acceptable to the Buyer, the Buyer will issue in exchange for such lost, stolen or destroyed Certificate the portion of the Preliminary Equity Consideration due in respect thereof in the manner set forth in Section 5.1. When authorizing such payments in exchange therefor, the Board of Directors of the Surviving Corporation may, in its sole discretion and as a condition precedent to the payment thereof, require the owner of such lost, stolen or destroyed Certificate to give the Surviving Corporation a bond in the sum as it may reasonably direct as indemnity against any claim that may be made against the Surviving Corporation with respect to the Certificate alleged to have been lost, stolen or destroyed.

          V.3. Payment of Transaction Expenses and Employee Bonuses. At the Closing, the Company shall pay or cause to be paid all Transaction Expenses and the Employee Bonuses.

                                   ARTICLE VI
                                     CLOSING

          VI.1. The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York, commencing at 10:00 a.m. local time two business days after the satisfaction or written waiver of the conditions set forth in Articles XII and XIII except those that are to be satisfied at the Closing or at such other date, place or time as the parties may agree (the "Closing Date").

          VI.2. Actions and Deliveries at the Closing. At the Closing:

                (a) The Company will deliver or cause to be delivered to the
Buyer:

          (i) a copy of resolutions of the board of directors of the Company and the consent of the Stockholders of the Company, authorizing the execution, delivery and performance of this Agreement and all related documents and agreements, certified by the Secretary of the Company, as being true and correct copies of the originals thereof subject to no modifications or amendments;

          (ii) a certificate of the Secretary of the Company certifying as to the incumbency of the officers of the Company and as to the signatures of such officers who have executed documents delivered at the Closing on behalf of the Company;

          (iii) certificates, dated within five days of the Closing, of the Secretary of State of Delaware establishing that the Company is validly in existence and otherwise is in good standing to transact business; and

          (iv) a certificate of the Chief Financial Officer and the President of the Company certifying as to the fulfillment of the conditions set forth in
Section 12.1 hereof;

          (v) (A) a copy of a payoff letter in customary form, which shall be reasonably satisfactory to the Buyer, from The Chase Manhattan Bank indicating that all Indebtedness of the Company under the Credit Agreement has been repaid in full and all of the agreements and instruments relating to such Indebtedness under the Credit Agreement, including all security agreements, filings and related instruments will be terminated as of the Effective Time upon the satisfaction of the conditions set forth in such letter, and (B) a certificate of Vestar Capital Partners indicating that all amounts due and owing under its Management Agreement have been paid in full and such Management Agreement has been terminated;

          (vi) the Escrow Agreement executed by the Escrow Agent and the other parties thereto; and

          (vii) a legal opinion of counsel to the Company with regard to the capitalization of the Company, the authority of the Company to enter into this Agreement and consummate the transactions contemplated hereby, the enforceability of this Agreement against the Company and the validity of the Merger, in form and substance reasonably satisfactory to the Buyer.

      (b) The Buyer will deliver or cause to be delivered to the Company:

          (i) a copy of resolutions of the board of directors of the Buyer authorizing the execution, delivery and performance of this Agreement and all related documents and agreements, each certified by the Secretary of the Buyer as being true and correct copies of the originals thereof subject to no modifications or amendments;

          (ii) a certificate of the Secretary of the Buyer certifying as to the incumbency of the officers of the Buyer and as to the signatures of such officers who have executed documents delivered at the Closing on behalf of the Buyer;

          (iii) a certificate, dated within five days of the Closing, of the Secretary of State of Delaware establishing that the Buyer is in existence and otherwise is in good standing to transact business;

          (iv) a certificate of the Chief Financial Officer of the Buyer certifying as to the fulfillment of the conditions set forth in Section 13.1 hereof;

          (v) the Escrow Agreement executed by the Escrow Agent and the other parties thereto; and

          (vi) a legal opinion of counsel to the Buyer, EQ, and Equilease with regard to the authority of the Buyer, EQ, and Equilease to enter into this Agreement and consummate the transactions contemplated hereby, the enforceability of this Agreement against the Buyer, EQ, and Equilease and the validity of the Merger, in form and substance reasonably satisfactory to the Company.

      (c) The Company shall cause the Certificate of Merger to be filed in accordance with the DGCL, and shall take any and all other lawful actions, and do any other lawful things necessary to effect the Merger and to enable the Merger to become effective.

      (d) The Buyer shall make the payments described in Section 5.1 hereof.

      (e) The Company shall make the payments described in section 5.3 hereof.

                                   ARTICLE VII
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company hereby represents and warrants to the Buyer that the statements contained in this Article VII are correct and complete as of the date hereof.

                  VII.1. Capitalization; Ownership of Shares. The authorized capital stock of the Company consists of (i)100,000 shares of Company Common Stock, of which 9,000 shares are issued and outstanding and (ii) 10,000 shares of Preferred Stock, none of which shares are issued and outstanding. All of the shares of capital stock of the Company outstanding as of the date of this Agreement are owned of record and beneficially by the Stockholders as set forth in Section 7.1 of the disclosure schedule delivered by the Company to the Buyer in connection herewith (the "Disclosure Schedule"). All of such shares are duly authorized, validly issued, fully paid and non-assessable. Except as set forth on Section 7.1 of the Disclosure Schedule, there are no securities presently outstanding, and at the Effective Time there will not be any outstanding securities which are convertible into, exchangeable for, or carrying the right to acquire, equity securities of the Company, or subscriptions, warrants, options, calls, convertible securities, registration or other rights or other arrangements or commitments obligating the Company to issue, transfer or dispose of any of its equity securities or any ownership interest therein. There are no outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company. Except as set forth in Section 7.1 of the Disclosure Schedule, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of the Company. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which Stockholders of the Company may vote. Except as set forth on Section 7.1 of the Disclosure Schedule, there are not any outstanding contractual obligations (i) of the Company or any of the Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of the Joint Ventures,
(ii) of the Company to vote or to dispose of any shares of the capital stock of any of the Subsidiaries or any of the Joint Ventures, or (iii) of the Company to provide funds to, or make any material investment in, any Subsidiary, any Joint Venture or in any other person.

                  VII.2. Subsidiaries and Joint Ventures. Except for the Subsidiaries, the Joint Ventures and as set forth in Section 7.2 of the Disclosure Schedule, the Company does not own, directly or indirectly, any capital stock or any other equity interest in any person. The name, jurisdiction of incorporation, capitalization and ownership of each Subsidiary and, as to the ownership of the issued and outstanding capital stock or other equity interests, to the Knowledge of the Company, of each Joint Venture is set forth in Section
7.2 of the Disclosure Schedule. Except as set forth on Section 7.2 of the Disclosure Schedule, the Company owns all of the issued and outstanding shares of capital stock of the Subsidiaries and each Joint Venture which they purport to own, free and clear of any Liens, except for Permitted Liens, and all of such shares are duly authorized, validly issued, fully paid and non-assessable. Except as set forth on Section 7.2 of the Disclosure Schedule, there are no outstanding securities convertible into, exchangeable for, or carrying the right to acquire, equity securities of any of the Subsidiaries or, to the Knowledge of the Company, any of the Joint Ventures, or subscriptions, warrants, options, calls, convertible securities, registration or other rights or other arrangements or commitments obligating any Subsidiary or, to the Knowledge of the Company, any of the Joint Ventures to issue, transfer or dispose of any of its equity securities or any ownership interest therein. Except as set forth on
Section 7.2 of the Disclosure Schedule, there are no outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to any Subsidiary or, to the Knowledge of the Company, any of the Joint Ventures. Except as set forth on Section 7.2 of the Disclosure Schedule, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary or, to the Knowledge of the Company, any of the Joint Ventures.

                  VII.3. Organization. The Company and each of the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation with all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted, except where the failure to be organized, existing and in good standing or to have such power and authority would not be reasonably likely to have a material adverse effect on the assets, business, operations or financial condition of the Company and the Subsidiaries taken as a whole other than such effects attributable to general economic conditions or to other changes generally affecting companies in the same business as the Company (a "Company Material Adverse Effect"). The Company and each of the Subsidiaries is duly qualified or licensed to do business and in good standing as a foreign corporation in the jurisdictions set forth in Section 7.3 of the Disclosure Schedule, which are all of the jurisdictions where the nature of the property owned or leased by it, or the nature of the business conducted by it, makes such qualification or license necessary and the absence of such qualification would have a Company Material Adverse Effect. True and complete copies of the certificate of incorporation and bylaws (or substantially equivalent documents) of the Company and each of the Subsidiaries have been delivered or made available to the Buyer.

                  VII.4. Corporate Power and Authority; No Violations. The Company has full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, including due and valid authorization by the board of directors and the Stockholders of the Company and no other corporate proceedings on the part of the Company or the Stockholders are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that such enforceability (a) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally, and (b) is subject to general principles of equity. Except as set forth in Section 7.4 of the Disclosure Schedule, neither the execution, delivery and performance by the Company of this Agreement nor the consummation by the Company of the transactions contemplated hereby will, with or without the giving of notice or the passage of time, or both, (i) violate any provision of law, rule, regulation, order, judgment, writ, injunction or decree applicable to the Company or any of the Subsidiaries, or any of their properties or assets, (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any note, bond, mortgage, indenture, license, contract or agreement to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or any of their assets is bound or result in the imposition of any Lien (other than Permitted Liens) upon any of the assets of the Company or any of the Subsidiaries; or (iii) conflict with or violate any provision of the certificate of incorporation or bylaws (or substantially equivalent documents) of the Company or any of the Subsidiaries or require notice to or filing with any Governmental Authority pursuant to an Environmental Law, except, in the case of clauses (i) or (ii), for violations, conflicts, breaches, defaults, accelerations, terminations, modifications, cancellations or failures to give notice or Liens which in the aggregate would not be reasonably likely to have a Company Material Adverse Effect and would not prevent or materially delay, hinder or impair the consummation of the transactions contemplated hereby.

          VII.5.   Financial Statements.

          (a) The Company has previously furnished to the Buyer true and complete copies of its audited consolidated balance sheet, audited consolidated statement of operations, audited consolidated statement of cash flows and audited consolidated statement of changes in stockholders' equity, together with notes thereto, for the fiscal year ended January 3, 1998, and the unaudited consolidated balance sheet, unaudited consolidated statement of operations and unaudited consolidated statement of cash flows for the period ended May 9, 1998 (collectively, the "Financial Statements"). The Financial Statements fairly present the consolidated financial position, the consolidated results of operations, changes in stockholders' equity (in the case of the audited financial statements), cash flows and the other information included therein of the Company and the Subsidiaries for the periods or as of the dates therein set forth, in each case in accordance with GAAP consistently applied during the periods involved, except that the unaudited Financial Statements are subject to normal year end adjustments (which in the aggregate will not be material) and lack footnotes and other presentation items required for full disclosure under GAAP. The unaudited consolidated balance sheet at May 9, 1998, is sometimes referred to herein as the "Balance Sheet." The Financial Statements have been based upon the information contained in the Company's books and records, represent fairly and accurately the Company's financial condition and related results of operations as of the times and for the periods referred to therein. The Company's books of account and financial records fairly reflect the Company's income, expenses and liabilities.

          (b) The Company has previously furnished to the Buyer true and complete copies of the following:

              (i) consolidated audited financial statements (statement of operations, balance sheet and statement of cash flows) for Asahi-Schwebel Co. Ltd. (which includes Asahi-Schwebel (Taiwan) since its acquisition in March of 1996) stated on a United States GAAP basis for the years ended March 31, 1998, 1997, 1996 and 1995;

              (ii) consolidated audited financial statements (statement of operations, balance sheet and statement of cash flows) for CS Interglas AG stated on a German GAAP basis for the years ended June 30, 1997, 1996, and 1995;

              (iii) monthly statements of operations from Asahi-Schwebel Co., Ltd. stated on a Japanese GAAP basis for the months of April and May of 1998;

              (iv) monthly statements of operations from Asahi-Schwebel (Taiwan) stated on a Taiwanese GAAP basis for the months of April and May of 1998;

              (v) monthly consolidated statements of operations and balance sheets from CS Interglas AG stated on a German GAAP basis for each of the months from July 1, 1997 thru May 30, 1998; and

              (vi) unaudited financial statements (statement of operations, balance sheet and statement of cash flows) for the years ended December 31, 1996 and

         January 3, 1998 and monthly statements of operations, balance sheets and statements of cash flows for each of the months from January thru April of 1998 for Clark-Schwebel Tech-Fab Company.

To the Knowledge of the Company, the audited financials of the Joint Ventures fairly present the consolidated financial position, consolidated results of operations, cash flows and other information included therein, set forth in each case in accordance with applicable GAAP set forth above. To the Knowledge of the Company, (A) the monthly statements of operations for Asahi-Schwebel Co., Ltd. are fairly presented in accordance with Japanese GAAP, (B) the monthly statements of operations for Asahi-Schwebel (Taiwan) are fairly presented in accordance with Taiwanese GAAP, and (C) the monthly statements of CS Interglas AG are fairly presented in accordance with German GAAP. To the Knowledge of the Company, the monthly statements of Asahi-Schwebel Co., Ltd. and CS Interglas AG are prepared in a manner consistent with past practice based upon the books and records of the relevant company. To the Knowledge of the Company, (1) the unaudited financial statements for Clark-Schwebel Tech-Fab Company fairly present the financial position, results of operations, cash flows and other information included therein, in accordance with GAAP and (2) the monthly statements of Clark-Schwebel Tech-Fab Company are fairly presented in accordance with GAAP.

                  (c) The Company has filed with the SEC, and has heretofore made available to Buyer true and complete copies of, all forms, reports, schedules, statements and other documents required to be filed by it since December 31, 1996, under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or the Securities Act of 1933, as amended (the "Securities Act") (such forms, reports, schedules, statements and other documents, including any financial statements or schedules included therein, are referred to as the "Company SEC Documents"). The Company SEC Documents, at the time filed (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. The financial statements of the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Forms 10-Q and 8-K of the SEC) and fairly present (subject, in the case of the unaudited statements, to normal, recurring audit adjustments) the consolidated financial position of the Company and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

                  VII.6. Absence of Certain Changes or Events. Except as permitted or contemplated by this Agreement and except as set forth on Sections 7.6, 7.9 or 7.10 of the Disclosure Schedule, since the date of the Balance Sheet
(a) there has not occurred any events or circumstances that (individually or in the aggregate) have resulted in or would be likely to result in a Company Material Adverse Effect, and (b) the Company, the Subsidiaries and, to the Knowledge of the Company the

Joint Ventures, have operated their businesses only in the ordinary course consistent with past practice.

                  VII.7. Title to Assets. Each of the Company and the Subsidiaries has good (and, in the case of real property, marketable) title (or leasehold interest with respect to capital leases) to all of the assets and properties held or used in the business of the Company and the Subsidiaries taken as a whole and which they purport to own, free and clear of all Liens except for Permitted Liens, except for assets and properties sold, consumed or otherwise disposed of in the ordinary course of business since the date of the Balance Sheet. The Company or one of its Subsidiaries owns, leases or otherwise has a valid right to use all assets and properties necessary to conduct in all material respects their respective businesses in conformity with past practices.


                  VII.8. Intellectual Property. Section 7.8 of the Disclosure Schedule sets forth an accurate and complete list of all of the material: patents, patent applications, unregistered trademarks, unregistered service marks, trade names, trademark registrations and all applications therefor and copyright registrations and applications therefor used in the conduct of the Company's and the Subsidiaries' respective businesses (collectively, "Intellectual Property"). Except as set forth in Section 7.8 of the Disclosure Schedule, the Company and its Subsidiaries, as the case may be, own and possess all right, title and interest in and to the Intellectual Property. Neither the Company nor any Subsidiary has received any written notices of or have Knowledge of any infringement or misappropriation from any third party with respect to the Intellectual Property, and, to the Knowledge of the Company, neither the Company nor the Subsidiaries is currently infringing on the intellectual property on any other person, except for any such infringement which would not have a Company Material Adverse Effect. The Company and the Subsidiaries own or possess adequate licenses to use all Intellectual Property necessary to conduct the business of the Company and the Subsidiaries. To the Knowledge of the Company, no material trade secret, confidential know how, or confidential information owned by the Company or any Subsidiary has been disclosed or authorized to be disclosed to any third party except pursuant to a confidentiality agreement, which protects the Company's proprietary interest in and to such information. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has agreed to indemnify any Person for or against any actual claim of interference, infringement, misappropriation or other conflict with respect to the Intellectual Property. The transactions contemplated by this Agreement will have no Company Material Adverse Effect on the right, title and interest in and to the Intellectual Property.

                  VII.9.   Contracts.

                           (a)  Section 7.9 of the Disclosure Schedule sets
forth an accurate and complete list of each written contract or agreement (including any and all amendments thereto) to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound which (i) relates to the borrowing of money or the guaranty of any obligation to borrow money; (ii) involves revenues or expenditures in excess of $500,000 (excluding purchase and sale orders entered into in the ordinary course of business consistent with past practice); (iii) is a collective bargaining agreement; (iv) obligates the Company or any Subsidiary not to compete with any business or which otherwise restrains or prevents the Company or any of the Subsidiaries from carrying on any lawful business (excluding customary restrictive covenants contained in agreements identified pursuant to clause (i) above); (v) relates to employment, compensation, severance, consulting or indemnification between the Company or any Subsidiary and any of their current or former respective officers, directors, employees or consultants who are entitled to compensation thereunder in excess of $100,000 per annum (other than Merrill Lynch & Co. and Vestar Capital Partners); (vi) is a partnership or joint venture agreement;
(vii) relates to the acquisition or disposition by the Company or any Subsidiary of any assets or the capital stock of any Person, which acquisition or disposition was consummated at any time within the last two years preceding the date hereof and pursuant to which the purchase price was in excess of $500,000 other than pursuant to sale or purchase orders entered into in the ordinary course of business consistent with past practice; or (viii) is otherwise material to the assets, business, operations or financial condition of the Company and the Subsidiaries taken as a whole (collectively, the "Contracts"). The Company previously has furnished or made available to the Buyer true and correct copies of all Contracts. All of the Contracts are valid, binding and in full force and effect and are enforceable by the Company or the Subsidiary which is a party thereto in accordance with their terms except to the extent that such enforceability (a) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally, and
(b) is subject to general principles of equity. Except as set forth in Section
7.9 of the Disclosure Schedule, neither the Company nor any of the Subsidiaries is in breach or default under (and no event has occurred which with notice or the passage of time or both would constitute a breach or default under) any agreements listed in Section 7.9 of the Disclosure Schedule nor, to the Knowledge of the Company, is any other party to any of the agreements listed in
Section 7.9 of the Disclosure Schedule in default thereunder (and no event has occurred which with notice or the passage of time or both would constitute a breach or default thereunder); excluding, however, in each instance, breaches or defaults which, individually or in the aggregate, are not likely to have a Company Material Adverse Effect.

                  (b) To the Knowledge of the Company, there is no material contract of the Joint Ventures that would have a Company Material Adverse Effect. For purposes of this representation, none of the following shall be deemed to have a Company Material Adverse Effect: (i) contracts entered into the ordinary course of business consistent with past practice,(ii) collective bargaining or similar agreements with terms typical for similar agreements in the country of operation or which have either been in place for more than 18 months or are substantially similar to prior collective bargaining agreements,
(iii) agreements the cost and expense for which are reflected on financial statements for such Joint Venture that have been provided to the Buyer prior to the date hereof and any refinancing thereof, if applicable or (vi) any contracts that have been provided to the Buyer or otherwise disclosed to the Buyer prior to the date hereof.

                  VII.10. Litigation. Except as set forth on Section 7.10 of the Disclosure Schedule, as of the date hereof, there is no claim, action, suit, arbitration, inquiry, proceeding, or investigation by or before any Governmental Entity ("Litigation") pending or, to the Knowledge of the Company, threatened, involving the Company or any of the Subsidiaries which individually or in the aggregate would have a Company Material Adverse Effect or which would have a material adverse effect on the ability of the Company to perform its obligations hereunder, or which seeks to enjoin or obtain damages in respect of the consummation of the transactions contemplated hereby. Neither the

Company nor any of the Subsidiaries is subject to any outstanding orders, rulings, judgments or decrees that would have a Company Material Adverse Effect.
Section 7.10 of the Disclosure Schedule also sets forth a list of each material outstanding order, ruling, judgment or decree to which the Company or any Subsidiary or any of its or their assets is bound or subject.

                   VII.11. Compliance With Laws. Except as set forth in Section
7.11 of the Disclosure Schedule, (i) the Company and the Subsidiaries are in compliance with all applicable laws, rules, regulations, ordinances, decrees or orders of any Governmental Entity currently in effect, except where the failure to comply therewith is not reasonably likely to have a Company Material Adverse Effect and (ii) the Company and the Subsidiaries have all governmental permits, licenses and authorizations necessary for the lawful conduct of their businesses ("Permits") and are in compliance with the terms of the Permits, except for any non-compliance which is not likely to have a Company Material Adverse Effect. No investigation or review by any Governmental Entity with respect to the Company or any of the Subsidiaries is pending or, to the Knowledge of the Company, threatened, nor has any Governmental Entity indicated any intention to conduct any such investigation or review, other than, in each case, those the outcome of which are not likely to have a Company Material Adverse Effect or prevent or materially delay the consummation of the transactions contemplated hereby.

                   VII.12. Environmental Matters. Except as set forth on Section
7.12 of the Disclosure Schedule, or except as would not, to the Knowledge of the Company, in the aggregate, result in a fine, penalty or cost that would have a Company Material Adverse Effect:

                   (a) the Company and the Subsidiaries are in compliance with all applicable Environmental Laws;

                   (b) neither the Company nor any of the Subsidiaries has received written notice from a Governmental Entity alleging that the Company or any Subsidiary is not in compliance with Environmental Laws;

                   (c) no Environmental Lien has attached to any property that is currently owned or operated by the Company or any Subsidiary; and

                   (d) notwithstanding anything herein to the contrary, the representations and warranties contained herein and the disclosure of certain matters in Section 7.12 of the Disclosure Schedule are not intended to impair or otherwise limit the Buyer's rights to indemnification pursuant to that certain Agreement and Plan of Merger dated as of February 24, 1996 by and among Springs Industries, Inc., Fort Mill A Inc., Vestar/CS Holding Company, L.L.C. and Clark-S Acquisition Corporation.

           VII.13. Employee Benefit Plans.

                   (a) Section 7.13 of the Disclosure Schedule sets forth an accurate and complete list of each employee benefit plan (as such term is defined in Section 3(3) of ERISA), and any other bonus, deferred compensation, incentive compensation, stock, severance or other plan or arrangement, other than a non-material fringe benefit plan (each of the foregoing, a "Benefit Plan"), currently maintained or contributed to by the Company or any Subsidiary. With respect to each Benefit Plan, the Company previously has furnished to the Buyer a true and correct copy of, where applicable, (i) the most recent annual report (Form 5500) filed with the IRS,
(ii) the plan document, (iii) each trust agreement and group annuity contract, if any, relating to such Benefit Plan, (iv) the most recent summary plan description and (v) the most recent determination letter issued by the IRS.

                  (b) Neither the Company nor any Subsidiary has an obligation to contribute to any multiemployer plan (as defined in Section 3(37) of ERISA), and no Benefit Plan is or was subject to Title IV of ERISA. Except as set forth in Section 7.13 of the Disclosure Schedule, with respect to the Benefit Plans, all required contributions (i) to date have been made or properly accrued by the Company and (ii) as of the Closing Date will have been made or properly accrued by the Company on or prior to the Closing Date.

                  (c) Each of the Benefit Plans has been administered in accordance with its terms in all material respects and is in compliance in all material respects with applicable laws and regulations.

                  (d) Except as set forth in Section 7.13 of the Disclosure Schedule, each of the Benefit Plans which is intended to be a qualified plan within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified and to the Knowledge of the Company nothing has occurred to cause the loss of such qualified status, excepting circumstances that are reasonably regarded as correctable under one or more of the procedures provided by the Employee Plans Compliance Resolution System.

                  (e) Except as set forth in Section 7.13 of the Disclosure Schedule, no Benefit Plan provides health, medical or life insurance benefits with respect to current or former employees of the Company or any Subsidiary beyond their retirement or other termination of service other than (i) coverage mandated by applicable law, or (ii) benefits the full cost of which are borne by the current or former employee (or his or her beneficiary).

          VII.14. Government Consents. Except as set forth in Section 7.14 of the Disclosure Schedule, no consent, approval or authorization of, or exemption by, or filing with, any Governmental Entity (other than pursuant to the HSR Act) is required in connection with the execution, delivery and performance by the Company of this Agreement or the taking of any other action contemplated hereby, excluding, however, consents, approvals, authorizations, exemptions and filings, if any, which the Buyer is required to obtain or make and consents or authorizations which, if not obtained, are not reasonably likely to have a Company Material Adverse Effect.

          VII.15. Taxes. Except in each case as set forth in Section 7.15 of the Disclosure Schedule:

                  (a) Each of the Company, the Subsidiaries, and any affiliated group (within the meaning of Code ss.1504) of which the Company (or any combined or unitary group of which the Company or a Subsidiary) was the common parent have: (a) timely filed with the appropriate Tax authority and in all material respects correctly and accurately prepared all returns, declarations, reports, estimates, forms, information returns and statements ("Returns") required to be filed or sent by or with respect to it in respect of any Taxes; (b) properly paid all Taxes that are shown due and payable on such Returns; (c) established on its books and records and in the Financial Statements reserves in accordance with GAAP for the payment of all accrued Taxes not yet due and payable; and (d) complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes from employees and other persons.

                  (b) There are no Liens for Taxes upon the assets of the Company or any of the Subsidiaries, except Permitted Liens.

                  (c) No written claim or deficiency for any Taxes in excess of $25,000 has been asserted and the Company has no Knowledge of any such claim or deficiency that could be asserted against the Company or any of the Subsidiaries which has not been resolved and paid in full.

                  (d) There are no outstanding waivers or comparable consents given by the Company or any of the Subsidiaries regarding the application of the statute of limitations with respect to any Taxes or Returns.

                  (e) No audits or proceedings before any Governmental Entity are presently pending with regard to any Taxes or Returns and the Company and the Subsidiaries have not received any written notices of any such audits or proceedings.

                  (f) Except as set forth in Section 7.15 of the Disclosure Schedule, neither the Company nor any Subsidiary has entered into any compensatory agreement (whether written or oral) with respect to the performance of service for which payment thereunder would result in a nondeductible expense to the Company or the Surviving Corporation pursuant to Section 280G of the Code.

                  (g) With respect to the Company and the Subsidiaries, there are (i) no outstanding requests for rulings, powers of attorney, or tax sharing agreements; (ii) no "check-the-box" elections have been made; and (iii) no consents or elections under Section 341(f) of the Code have been filed.

         VII.16.  Real Property.

                  (a) Section 7.16(a) of the Disclosure Schedule is a true, correct and complete list of all of the real property owned by the Company or any Subsidiary (the "Owned Real Property"). The Company or a Subsidiary, as applicable, has good and marketable fee simple title to all of the Owned Real Property. All Owned Real Property, material structures and other material buildings and material equipment of each of the Company and the Subsidiaries are in satisfactory operating condition and repair for the requirements of the business as presently conducted. Section

7.16(a) of the Disclosure Schedule contains a complete and accurate legal description of each parcel of Owned Real Property. The Company is not a party to any contract or option pursuant to which any person has a future right to purchase or lease any of the Owned Real Property.

                  (b) Section 7.16(b) of the Disclosure Schedule is a true, correct and complete list of all of the leases (the "Leases") for real property to which the Company or any Subsidiary is a party that provide for payments in excess of $100,000 per year. Each Lease is valid, binding and in full force and effect. No notice of default or termination under any lease is outstanding and no termination event or condition exists to the Knowledge of the Company under any lease, and the Company holds each leasehold interest in each lease free and clear of all Liens other than Permitted Liens. The Company has previously delivered to the Buyer true and complete copies of all of the Leases. To the Knowledge of the Company, no disagreement or dispute exists with any of the lessors under the Leases, nor does any other reason exist, which is likely to cause any such lessor to refuse any consent to the transactions contemplated hereby that may be required under the Leases. Except as set forth on Section 7.16(b) of the Disclosure Schedule, there are no leases, licenses or agreements with respect to the occupancy of the Owned Real Property of any kind of nature, whether or not of record.

          VII.17. Broker's Fees. Section 7.17 of the Disclosure Schedule lists all liabilities on the part of the Company, any Subsidiary or any Affiliate or representative of the Company or any Subsidiary, to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement. None of such fees or commissions shall be borne by the Buyer or the Surviving Corporation.

          VII.18. Disclaimer. Except as set forth in this Agreement, none of the Company, any Subsidiary or any officer, director, employee, agent, stockholder, or Affiliate of the Company or any Subsidiary (such officers, directors, employees, agents, stockholders and Affiliates being collectively referred to herein as the "Company Released Parties") makes any representation or warranty, express or implied, at law or in equity, in respect of the Company, the Subsidiaries or any of their respective assets, Liabilities or operations, including, without limitation, with respect to merchantability or fitness for any particular purpose, and any such other representations or warranties are hereby expressly disclaimed.

          VII.19. Change of Control. Except as set forth on Section 7.19 of the Disclosure Schedule, the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated by this Agreement will not constitute a "change of control" under, require the consent from, or the giving of notice to, any third party pursuant to, permit a third party to terminate or accelerate vesting, repayment or repurchase rights, or create any other detriment under the terms, conditions or provisions of any Contract, except individually or in the aggregate as is not likely to have a Company Material Adverse Effect.

          VII.20. Labor Relations and Employment. Except as set forth on
Section 7.20 of the Disclosure Schedule, (i) neither the Company nor any of the Subsidiaries is a party to or bound by any collective bargaining or similar agreement with any labor organization or labor union; (ii) no union claims to represent the employees of the Company or any of the Subsidiaries and the Company does not have any Knowledge of any union organizing activities among the Company or any of the Subsidiaries; (iii) there is no labor strike, dispute, slowdown, stoppage or lockout actually pending, or, to the Knowledge of the Company, threatened against the Company or any of the Subsidiaries, and during the past three years there has not been any such action; (iv) the Company and the Subsidiaries are, and have at all times been, in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, and are not engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable law, ordinance or regulation; (v) there is no unfair labor practice charge or complaint against the Company or any of the Subsidiaries pending or, to the Knowledge of the Company, threatened before the National Labor Relations Board or any similar state or foreign agency; (vi) no charges respect to or relating to the Company or any of the Subsidiaries are pending before the Equal Employment Opportunity Commission or any other agency responsible for the prevention of unlawful employment practices; (vii) neither the Company nor any of the Subsidiaries has received notice of the intent of any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws to conduct an investigation with respect to or relating to the Company or any of the Subsidiaries and no such investigation is in progress; and (viii) there are no complaints, lawsuits or other proceedings pending or to the Knowledge of the Company threatened in any forum by or on behalf of any present or former employee of the Company or any of the Subsidiaries alleging breach of any express or implied contract of employment, any law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

                  VII.21. Insurance. Section 7.21 of the Disclosure Schedule accurately identifies each material insurance policy (including policies providing property, casualty, environmental, liability, liability, malpractice and workers compensation insurance) and all other material types of insurance of the Company and the Subsidiaries, together with carriers and liability limits for each such policy. Each such policy is duly in force and no notice has been received by the Company or any of the Subsidiaries from any insurance carrier purporting to cancel or reduce coverage under any such policy. The Company and the Subsidiaries are current in all premiums or other payments due thereunder and no notice has been received by the Company or any of the Subsidiaries from any insurance carrier purporting to increase any such premiums in any material respect. All insurance coverage held for the benefit of the Company or the Subsidiaries is adequate to cover risks customarily insured against by similar companies in their industry.

                  VII.22. Customers and Suppliers.

                  (a) Section 7.22(a)(i) of the Disclosure Schedule sets forth a true and complete list of the ten largest customers (the "Major Customers") of the Company as of July 4, 1998. Except as set forth on Section 7.22(a)(ii) of the Disclosure Schedule, since July 4, 1998 neither the Company nor any of the Subsidiaries has experienced the loss of any of its Major Customers, nor received any notice of the intention of any Major Customer to terminate its relationship with the Company or any of the Subsidiaries, nor to the Knowledge of the Company has any Major Customer otherwise indicated that it intends to terminate or materially alter its relationship with the Company or any of the Subsidiaries.

                  (b) Section 7.22(b)(i) of the Disclosure Schedule sets forth a true and complete list of the ten largest suppliers (the "Major Suppliers") of the Company as of July 4, 1998. Except as set forth on Section 7.22(b)(ii) of the Disclosure Schedule, since July 4, 1998 neither the Company nor any of the Subsidiaries has experienced the loss of any of its Major Suppliers, nor received any notice of the intention of any Major Supplier to terminate its relationship with the Company or any of the Subsidiaries, nor to the Knowledge of the Company has any Major Supplier otherwise indicated that it intends to terminate or materially alter its relationship with the Company or any of the Subsidiaries.

                  VII.23. Transactions with Affiliates and Third Parties; Asset Sales.

                  (a) Section 7.23 of the Disclosure Schedule sets forth a true and complete list and summary of all transactions or series of transactions involving amounts, in each case, in excess of $100,000 within the past two years, or currently existing between or relating to the Company and any Affiliate of the Company (other than Subsidiaries).


                  (b) Except as set forth on Section 7.23 of the Disclosure Schedule, since January 1, 1996 there have been no transfers or other dispositions of any assets (including, without limitation Intellectual Property, property, plants or equipment) relating to the business of the Company other than the disposition of inventory in the ordinary course of business or properties or assets which were replaced by equivalent or superior properties or assets in the ordinary course of business.

          VII.24. Corporate Records. The minute books of the Company and each Subsidiary previously made available to Buyer contain complete and accurate records of all meetings and accurately reflect all other corporate action of the stockholders and boards of directors (including committees thereof) of the Company and its Subsidiaries. The stock certificate books and stock transfer ledgers of the Company and its Subsidiaries previously made available to Buyer are true, and correct and complete. All stock transfer taxes levied or payable with respect to all transfers of shares of the Company and its Subsidiaries prior to the date hereof have been paid and appropriate transfer tax stamps affixed.

          VII.25. No Undisclosed Liabilities. As of the date of the Balance Sheet, except as set forth on the Balance Sheet and Section 7.25 of the Disclosure Schedules, neither the Company nor any of the Subsidiaries has any liability or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet of the Company and the Subsidiaries (including the notes thereto). Since the date of the Balance Sheet, neither the Company nor any of its Subsidiaries has incurred any material liabilities of any nature, whether or not accrued or contingent other than (a) liabilities incurred in the ordinary course of business; (b) liabilities which are disclosed on any Disclosure Schedule; and
(c) liabilities

(other than those described in clause (a) or (b) above) which individually or in the aggregate do not exceed $1,000,000 or would not have a Company Material Adverse Effect.

                  VII.26. Year 2000 Compliance. The Company has initiated a plan to prepare the Company's computer systems and applications for the year 2000. At January 3, 1998, the Company had made substantial progress in programming its business systems for year 2000 compliance. The Company estimates that all computer systems and applications will be year 2000 compliant prior to that date. The Company expects to incur primarily internal staff costs related to infrastructure and facilities enhancements necessary to prepare the systems for the year 2000. Testing and conversion of system applications is expected to cost approximately $1.7 million over the next three years. This estimate includes the cost to purchase and install two software systems to replace systems which are currently not year 2000 compliant.

                  VII.27. Joint Ventures.

                  (a) Except as set forth on Section 7.27 of the Disclosure Schedule, since January 3, 1998, the Company has not authorized or approved (a) the issuance (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) of any stock of any class or any other securities or equity equivalents (including without limitation, stock appreciation rights), or amendment in any respect of any of the terms of any such securities or equity equivalents outstanding on the date hereof, of any of the Joint Ventures or (b) any actions over which the Company has approval or veto rights on the part of any of the Joint Ventures.

                  (b) To the Knowledge of the Company as of the date hereof, the annual report distributed to the shareholders of CS Interglas AG in compliance with the laws of Germany for the most recently completed fiscal year did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                  ARTICLE VIII
                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

                  The Buyer hereby represents and warrants to the Company that the statements contained in this Article VIII are correct and complete as of the date hereof.

                  VIII.1. Organization. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

                  VIII.2. Corporate Power and Authority; No Violations. The Buyer has full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Buyer of this Agreement and the consummation by the Buyer of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Buyer, including due and valid authorization by the board of directors and the stockholders of the Buyer and no other corporate proceedings on the part of the Buyer are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Buyer and constitutes the valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except to the extent that such enforceability (a) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally, and (b) is subject to general principles of equity. Except as set forth in Section 8.2 of the Disclosure Schedule, neither the execution, delivery and performance by the Buyer of this Agreement nor the consummation by the Buyer of the transactions contemplated hereby will, with or without the giving of notice or the passage of time, or both, (i) violate any provision of law, rule, regulation, order, judgment, writ, injunction or decree applicable to the Buyer, or (ii) conflict with or violate any provision of the certificate of incorporation or bylaws (or substantially equivalent documents) of the Buyer, except, in the case of clause (i), for violations which in the aggregate would not prevent or materially delay, hinder or impair the consummation of the transactions contemplated hereby.

                  VIII.3. Brokers' Fees. Neither the Buyer nor any Affiliate or representative of the Buyer has any Liability to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which the Company could become liable or obligated.

                  VIII.4. Litigation. No Litigation against the Buyer is pending or, to the Knowledge of the Buyer, is threatened which seeks to delay, prevent, adversely affect or restrict the consummation of the transactions contemplated hereby.

                  VIII.5. Government Consents. Except as set forth in Section
8.5 of the Disclosure Schedule, no consent, approval or authorization of, or exemption by, or filing with, any Governmental Entity (other than pursuant to the HSR Act) is required in connection with the execution, delivery and performance by the Buyer of this Agreement or the taking of any other action contemplated hereby, excluding, however, consents, approvals, authorizations, exemptions and filings, if any, which the Buyer is required to obtain or make and consents or authorizations which, if not obtained, would not prevent or materially delay, hinder or impair the consummation of the transactions contemplated hereby.

                  VIII.6. Purchase for Investment. The Buyer is acquiring the Company for investment and not with a view to any public resale or other distribution thereof in violation of the Securities Act of 1933, as amended, or any applicable state securities laws.

                  VIII.7. Adequate Funds. Prior to the date hereof, the Buyer has delivered to the Company written commitments from Bank of America National Trust and Savings Association which contain the general terms and conditions upon which such bank has agreed to make loans to the Buyer, the proceeds of which loans will be sufficient to enable the Buyer to consummate the transaction contemplated in this Agreement.

                                   ARTICLE IX
                      REPRESENTATIONS AND WARRANTIES OF EQ

                  EQ hereby represents and warrants to the Company that the statements contained in this Article IX are correct and complete as of the date hereof.

                  IX.1. Organization. EQ is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

                  IX.2. Corporate Power and Authority; No Violations. EQ has full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by EQ of this Agreement and the consummation by EQ of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of EQ, including due and valid authorization by the board of directors of EQ and no other corporate proceedings on the part of EQ are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by EQ and constitutes the valid and binding obligation of EQ, enforceable against EQ in accordance with its terms, except to the extent that such enforceability (a) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally, and (b) is subject to general principles of equity. Neither the execution, delivery and performance by EQ of this Agreement nor the consummation by EQ of the transactions contemplated hereby will, with or without the giving of notice or the passage of time, or both, (i) violate any provision of law, rule, regulation, order, judgment, writ, injunction or decree applicable to EQ, or (ii) conflict with or violate any provision of the certificate of incorporation or bylaws (or substantially equivalent documents) of EQ, except, in the case of clause (i), for violations which in the aggregate would not prevent or materially delay, hinder or impair the consummation of the transactions contemplated hereby.

                  IX.3. Financial Statements. EQ has previously furnished to the Company true and complete copies of its audited consolidated balance sheet, audited consolidated statement of operations, audited consolidated statement of cash flows and audited consolidated statement of changes in stockholders' equity, together with notes thereto, for the fiscal years ended December 31, 1997 and 1996 (collectively, the "EQ Financial Statements"). The EQ Financial Statements fairly present the consolidated financial position, the consolidated results of operations, changes in stockholders' equity, cash flows and the other information included therein of EQ and its subsidiaries for the periods or as of the dates therein set forth, in each case in accordance with GAAP consistently applied during the periods involved. The audited consolidated balance sheet at December 31, 1997, is sometimes referred to herein as the "EQ Balance Sheet." The EQ Financial Statements have been based upon the information contained in the EQ's books and records, represent fairly and accurately the EQ's financial condition and related results of operations as of the times and for the periods referred to therein. EQ's books of account and financial records fairly reflect EQ's income, expenses and liabilities.

                  IX.4. Absence of Certain Changes or Events. Since the date of the EQ Balance Sheet (a) there has not occurred any events or circumstances that (individually or in the aggregate) have resulted in or would be reasonably likely to have a material adverse effect on the assets, business, operations or financial condition of EQ and its subsidiaries taken as a whole, (b) EQ and its subsidiaries have operated their businesses only in the ordinary course consistent with past practice, and (c) EQ has not taken any of the actions described in Section 11.14.

                  IX.5. Brokers' Fees. Neither EQ nor any Affiliate or representative of EQ has any Liability to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which the Company could become liable or obligated.

                  IX.6. Litigation. No Litigation against EQ is pending or, to the Knowledge of EQ, is threatened which seeks to delay, prevent, materially adversely affect or restrict the consummation of the transactions contemplated hereby.

                  IX.7. Government Consents. No consent, approval or authorization of, or exemption by, or filing with, any Governmental Entity (other than pursuant to the HSR Act) is required in connection with the execution, delivery and performance by EQ of this Agreement or the taking of any other action contemplated hereby, excluding, however, consents, approvals, authorizations, exemptions and filings, if any, which EQ is required to obtain or make and consents or authorizations which, if not obtained, would not prevent or materially delay, hinder or impair the consummation of the transactions contemplated hereby.

                                    ARTICLE X
                   REPRESENTATIONS AND WARRANTIES OF EQUILEASE


                  Equilease hereby represents and warrants to the Company that the statements contained in this Article X are correct and complete as of the date hereof.

                  X.1. Organization. Equilease is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

                  X.2. Corporate Power and Authority; No Violations. Equilease has full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Equilease of this Agreement and the consummation by Equilease of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Equilease, including due and valid authorization by the board of directors of Equilease and no other corporate proceedings on the part of Equilease are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Equilease and constitutes the valid and binding obligation of Equilease, enforceable against Equilease in accordance with its terms, except to the extent that such enforceability (a) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally, and (b) is subject to general principles of equity. Neither the execution, delivery and performance by Equilease of this Agreement nor the consummation by Equilease of the transactions contemplated hereby will, with or without the giving of notice or the passage of time, or both, (i) violate any provision of law, rule, regulation, order, judgment, writ, injunction or decree applicable to Equilease, or (ii) conflict with or violate any provision of the certificate of incorporation or bylaws (or substantially equivalent documents) of Equilease, except, in the case of clause (i), for violations which in the aggregate would not prevent or materially delay, hinder or impair the consummation of the transactions contemplated hereby.

                  X.3. Ultimate Parent. Equilease is a subchapter "C" corporation (as defined by the Code) and no corporation which owns any of the issued and outstanding capital stock of Equilease includes Equilease in its consolidated federal income tax return. Equilease owns, directly or indirectly, all of the issued and outstanding capital stock of EQ.

                  X.4. Brokers' Fees. Neither Equilease nor any Affiliate or representative of Equilease has any Liability to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which the Company could become liable or obligated.

                  X.5. Litigation. No Litigation against Equilease is pending or, to the Knowledge of Equilease, is threatened which seeks to delay, prevent, materially adversely affect or restrict the consummation of the transactions contemplated hereby.

                  X.6. Government Consents. No consent, approval or authorization of, or exemption by, or filing with, any Governmental Entity (other than pursuant to the HSR Act) is required in connection with the execution, delivery and performance by Equilease of this Agreement or the taking of any other action contemplated hereby, excluding, however, consents, approvals, authorizations, exemptions and filings, if any, which Equilease is required to obtain or make and consents or authorizations which, if not obtained, would not prevent or materially delay, hinder or impair the consummation of the transactions contemplated hereby.

                                   ARTICLE XI
                            COVENANTS OF THE PARTIES

                  XI.1. Efforts. Subject to the terms and conditions herein provided and applicable law, each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable to consummate and effect the transactions contemplated by this Agreement on the first business day on which the tender offers described in the Solicitations may be consummated, including, without limitation, obtaining all required consents and approvals, making all required filings and applications and complying with or responding to any requests by Governmental Entities. The Buyer and the Company shall make all filings required under the HSR Act no later than the first business day following the day on which the Company mails the Senior Debenture Solicitation and the Senior Note Solicitation. The Buyer and the Company shall use commercially reasonable efforts to obtain "early termination" under the HSR Act.

            XI.2. Conduct of Business.

                  (a) Except as may be otherwise contemplated by this Agreement or Section 11.2 of the Disclosure Schedule or required by law or any Contracts or other agreements or arrangements disclosed in the Disclosure Schedule or as the Buyer may otherwise expressly consent to in writing, from the date hereof and prior to the Closing, the Company will, and will use its best efforts to cause each of the Subsidiaries and use its commercially reasonable efforts to cause each of the Joint Ventures, to operate its business only in the ordinary and usual course consistent with past practice.

                  (b) Without limiting the generality of the foregoing, except as may be otherwise contemplated by this Agreement or Section 11.2 of the Disclosure Schedule or required by law or as the Buyer may otherwise expressly consent to in writing from the date hereof and prior to the Closing, neither the Company nor any of the Subsidiaries will:

                     (i) (A) declare, set aside or pay any dividend or other actual or deemed distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock; (B) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or
         (C) amend the terms of, repurchase, redeem or otherwise acquire, or permit any Subsidiary to repurchase, redeem or otherwise acquire or make any payments in respect of, any of its securities or any securities of the Subsidiaries, or propose to do any of the foregoing;

                     (ii) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any of its stock of any class or any other securities (including Indebtedness having the right to vote) or equity equivalents (including, without limitation, stock appreciation rights), or amend in any respect any of the terms of any such securities or equity equivalents outstanding on the date hereof;

                     (iii) amend or propose to amend its certificate of incorporation or bylaws or equivalent documents or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries;

                     (iv) acquire, sell, lease, encumber, transfer or dispose of any assets (except that the Company and the Subsidiaries may sell inventory in the ordinary course of business consistent with past practice) or make any capital expenditures aggregating over $500,000, except in each case pursuant to Contracts in effect on the date hereof or pursuant to the Company's Capital Expenditure Budget; modify or amend any Contracts (including any relating to Indebtedness) outside of the ordinary course of business; enter into any material contract, commitment or transaction outside the ordinary course of business;

                     (v) except for revolving credit loans obtained under the Credit Agreement or Debt under the Indentures, incur or assume any Indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of the Company or any of the Subsidiaries or guarantee (or become Liable for) any Indebtedness of others or mortgage, pledge or otherwise encumber any assets or consensually create any Lien thereupon other than Permitted Liens;

                     (vi) make any loans, advances or capital contributions outside of the ordinary course of business, except to wholly-owned Subsidiaries;

                     (vii) except as may otherwise be required by GAAP or the Financial Accounting Standards Board, change any of the financial or tax accounting principles or practices used by it, other than an accounting method change for accounts receivable discount deductions under mark-to-market accounting rules for dealers in securities;

                     (viii) make any Tax election except in the ordinary course of business consistent with past practice or settle or compromise any material tax liability;

                     (ix) (1) enter into, adopt, amend or terminate any Benefit Plan or any agreement, arrangement, plan or policy between itself and one or more of its directors or executive officers or key employees or (2) increase in any manner the compensation bonus or fringe benefits of any director, officer or employee or pay any benefit not required by any plan or arrangement as in effect as of the date hereof, except in the case of officers and employees for normal increases in compensation and normal year-end bonuses in the ordinary course of business and consistent with past practice; or enter into any contract, agreement, commitment or arrangement to do any of the foregoing;

                     (x) except in the ordinary course of business, settle or compromise any pending or threatened suit, action or claim with a cost of $250,000 or more;

                     (xi) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein;

                     (xii) materially amend, modify, supplement or extend any material Contract; or

                     (xiii) agree to take any of the foregoing actions or authorize or approve any Joint Venture taking any of the foregoing actions.

                 (c) Neither the Company nor any Subsidiaries will take any action or otherwise authorize or consent to any action by any Joint Ventures described in clauses (i), (ii) or (iii) of Section 11.2(b), except for dividends payable by CS Interglas AG according to the terms and conditions of the Heads of Agreement, dated as of March 31, 1998, by and between Clark-Schwebel International, Inc. and Deschler Group.

                  XI.3. Access. From the date hereof and prior to the Closing, the Company shall provide the Buyer with such information as the Buyer may from time to time reasonably request with respect to the Company, the Subsidiaries and, to the extent permitted by applicable Contracts, the Joint Ventures and their assets and properties and the transactions contemplated by this Agreement, and with respect to the Joint Ventures shall use all commercially reasonable efforts to, provide the Buyer and its representatives, including among others, environmental consultants and other consultants, counsel and auditors, reasonable access during regular business hours and upon reasonable notice to the personnel, representatives, facilities properties, books and records of the Company, the Subsidiaries and the Joint Ventures as the Buyer may from time to time reasonably request. Any disclosure whatsoever during such investigation by the Buyer shall not constitute any enlargement or additional representations or warranties of the Company or any of its Affiliates beyond those specifically set forth in this Agreement. All such information and access shall be subject to the terms and conditions of the Confidentiality Agreement, dated May 19, 1998, executed by the Buyer (the "Confidentiality Agreement").

                  XI.4. No Solicitation. From and after the date hereof until the earlier to occur of the Closing Date and any termination of this Agreement as provided in Article XIV hereof, the Company and its Subsidiaries shall not, and shall not permit any Affiliates, officers, directors, employees, representatives or agents, to directly or indirectly, encourage, solicit, participate in, initiate or continue discussions or negotiations with, or provide any information to, any person (other than the Buyer and its Affiliates and representatives) concerning any merger, sale of assets, sale of shares of capital stock or similar transactions involving the Company or any Subsidiary or division of the Company and any existing discussions or negotiations with third persons relating thereto shall be terminated immediately.

                  XI.5. Books and Records. For a period of five (5) years from the Closing, the Surviving Corporation shall, and shall cause the Subsidiaries to, provide to the Stockholders' Representative, for any purpose relating to liabilities for taxes or under securities laws or in defense of any claims against, or claims made by, the Stockholders, reasonable access to the books and records of the Surviving Corporation upon reasonable advance written notice during regular business hours for the sole purpose of obtaining information for use as aforesaid and will permit such Stockholder to make such extracts and copies thereof as may be necessary. Such Stockholder shall reimburse the Surviving Corporation or the Subsidiary for the reasonable out-of-pocket expenses incurred by any of them in performing the covenants contained in this
Section 11.5.

                  XI.6. Liabilities and Indemnification. The Buyer agrees that all rights to indemnification for acts or omissions occurring prior to the Closing (other than any act or omission relating to the transactions contemplated by this Agreement) now existing in favor of the current or former directors or officers (the "Indemnified Parties") of the Company and the Subsidiaries as provided in their respective certificates of incorporation or by-laws (or similar organizational documents) or the existing indemnification contracts disclosed on Section 7.9 to the Disclosure

Schedule shall survive the Merger and shall continue in full force and effect in accordance with their terms. This Section 11.6 shall survive the consummation of the Merger at the Effective Time, is intended to be for the benefit of and shall be enforceable by each of the Indemnified Parties, and shall be binding on all successors and assigns of the Buyer and the Surviving Corporation.

                  XI.7. Insurance. The Company and the Subsidiaries shall maintain, and the Buyer shall cause the Surviving Corporation and the Subsidiaries to maintain, the Company's and the Subsidiaries' existing officers' and directors' liability insurance, if available, for a period of not less than four (4) years after the Closing; provided, that the Surviving Corporation, the Company and the Subsidiaries may substitute therefor policies of insurers with at least equal rating with at least the same coverage containing terms and conditions which are no less advantageous to the beneficiaries thereof, provided, further, that in no event shall the Surviving Corporation be required to expend in any one year an amount in excess of one hundred and fifty percent (150%) of the annual premiums of such insurance as of the date hereof (it being understood that if the annual premiums of such insurance exceed such amount, the Surviving Corporation shall be obligated only to obtain a policy with the greatest coverage available for a cost not exceeding such amount); provided, further, that the Buyer shall cause the Surviving Corporation and the Subsidiaries to maintain, the Company's and the Subsidiaries' existing officers' and directors' liability insurance, if available, for up to an additional three
(3) years after the fourth anniversary of the Closing Date if the Stockholders agree to pay the premium therefor and all other costs and expenses related thereto.

                  XI.8. Litigation Support. In the event and for so long as any party actively is contesting or defending against any Litigation in connection with (a) any transaction contemplated under this Agreement, or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction on or prior to the Closing Date involving any of the Company and the Subsidiaries, each of the other parties shall cooperate with the defending or contesting party and its counsel in the defense or contest, all at the sole cost and expense of the defending or contesting party (unless the defending or contesting party is otherwise entitled to indemnification from the other party).

                  XI.9. Employee Matters.

                        (a) From and after the Closing Date, the Surviving Corporation and the Subsidiaries shall adopt or provide for persons formerly employed by the Company, or any Subsidiary or their predecessors (collectively, "Former Employees"), such plans, programs, policies, arrangements or agreements that will provide such Former Employees with benefits that are in the aggregate comparable to the benefits provided to such Former Employees under the Benefit Plans on the date hereof, and the Surviving Corporation and its Subsidiaries shall continue such Benefit Plans for at least two years following the Closing Date.

                        (b) From and after the Closing Date, the Surviving Corporation shall and its Subsidiaries shall adopt or provide for current employees such plans, programs, policies, arrangements or agreements that will provide such employees with benefits that are in the aggregate comparable to the benefits provided to such employees under the Benefit Plans on the date hereof, and the Surviving Corporation and the Subsidiaries shall continue such Benefit Plans in effect for at least two years following the Closing Date.

                  XI.10.   Other Actions.

                           (a) The Company shall not, and shall not permit any
of the Subsidiaries to, take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of the Company set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any manner which is material to the Company or
(iii) any of the conditions to Buyer's obligations as set forth in Article XII hereof not being satisfied. In addition, the Company shall use all commercially reasonable efforts, at its sole cost and expense, to obtain the waivers, consents and/or amendments described in Section 12.12.

                           (b) The Buyer shall not take any action that would,
or that could reasonably be expected to, result in (i) any of the representations and warranties of the Buyer set forth in this Agreement becoming untrue in any material respect or (ii) any of the conditions to the Company's obligations as set forth in Article XIII hereof not being satisfied.

                    XI.11. Notice of Certain Events. The Company and the Buyer shall promptly notify in writing each other of:

                           (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement;

                           (ii) any notice or other communication from any Government Entity in connection with the transactions contemplated by this Agreement;

                           (iii) any action, suits, claims, investigations or proceedings commenced or, to the Knowledge of the executive officers of the notifying party, threatened against, relating to or involving or otherwise affecting such party or any of its subsidiaries which would reasonably be expected to cause the conditions in Articles XII and XIII not to be satisfied;

                           (iv)  any administrative or other order or
         notification relating to any material violation or claimed material violation of law;

                           (v) the occurrence or non-occurrence of any event or the discovery of any fact or circumstance of which the Company or the Buyer has Knowledge, the occurrence or non-occurrence of which would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any respect material to the Company and its Subsidiaries taken as a whole at or prior to the Interim Closing Date;

                           (vi) any material failure of any party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder;

                           (vii) any proposal or inquiry by any third party regarding a merger, consolidation, business combination, purchase or distribution of any amount of the assets or capital stock or other equity interest in the Company or any Subsidiary; and

                           (viii) any notice or other communication from any Joint Venture in connection with the transactions contemplated by this Agreement or with regard to matters otherwise material to the operation of such Joint Venture.

;provided, however, that the delivery of any notice pursuant to this Section
11.11 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                    XI.12. Reporting. During the period from the date of this Agreement through the Effective Time, (i) as requested by Buyer, the Company shall confer on a regular basis with one or more representatives of Buyer with respect to material operational matters; and (ii) the Company shall, within 30 days following each fiscal month, deliver to Buyer financial statements, including an income statement and balance sheet for such month;

                    XI.13. Further Assurances. The Buyer and the Company shall take or cause to be taken all commercially reasonable actions necessary, proper or advisable to obtain any consent, waiver, approval or authorization relating to any statute, rule, regulation, order, decree, administrative and judicial doctrine, and other Laws which are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade ("Competition Laws") that is required for the consummation of the transactions contemplated hereby; provided however, the agreement of the parties contained herein shall not require the Buyer to take any action that would (i) require divestiture by Buyer of any of its existing business operations or of a not insubstantial portion of the business operations to be acquired pursuant to this Agreement, or (ii) impose a commercially unreasonable burden on, or restriction upon, Buyer's existing business operations or the business operations to be acquired pursuant to this Agreement.

                    XI.14. Buyer Restrictions.

                           (a) Except as may be required by law or as the
Company may otherwise expressly consent to in writing, from the date hereof and prior to the Closing, each of the Buyer, EQ and Equilease will operate each of their respective businesses only in the ordinary and usual course consistent with past practice.

                           (b) Without limiting the generality of the foregoing,
except as may be required by law or as the Company may otherwise expressly consent to in writing from the date hereof and prior to the Closing, EQ will not
(i) declare, set aside or pay any dividend or other actual or deemed distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock; (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; (iii) amend the terms of, repurchase, redeem or otherwise acquire any of its securities; or (iv) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization.

                  XI.15. Certain Stockholder Approvals. The Company shall have obtained written consent in accordance with the shareholder approval requirements of Section 280G(b)(5) of the Code with respect to all Benefit Plans, Contracts and any other contract, plan, policy or arrangement that without such consent would or could constitute "parachute payments" (within the meaning of Section 280G of the Code).

                  XI.16. Tender Offers. As soon as practicable after the date hereof (a) the Company will make a written offer to repurchase all of the Senior Debentures and request the consent of the holders of a majority in principal amount of the Senior Debentures then outstanding to the deletion in their entirety of certain covenants set forth in the Senior Debenture Indenture as well as the events of default related solely to such covenants as more fully described in that certain Senior Debenture Offer to Repurchase and Consent Statement (the "Senior Debenture Solicitation"), and (b) the Company will cause Clark-Schwebel, Inc. to make a written offer to repurchase all of the Senior Notes and request the consent of the holders of a majority in principal amount of the Senior Notes then outstanding to the deletion in their entirety of certain covenants set forth in the Senior Note Indenture as well as the events of default related solely to such covenants as more fully described in the Senior Note Offer to Repurchase and Consent Statement (the "Senior Note Solicitation;" and together with the Senior Debenture Solicitation, the "Solicitations"). The Solicitations, including any amendments or supplements thereto, shall be prepared by the Company in accordance and compliance with applicable law, and shall be prepared in consultation with and be subject to reasonable approval by the Buyer and its counsel (including, without limitation, selection of the covenants and events of defaults to be deleted in connection with such solicitation); provided, however, that the terms of the pricing of the tender offers described in the solicitations shall be within the reasonable discretion of the Company and shall be based upon the advice of the dealer manager designated in the Solicitations as to what pricing is required to complete such tender offers without having to extend the initial term of such tender offers. The Buyer agrees to provide the Company and its counsel with all information concerning the Buyer necessary to prepare the Solicitations. In connection with and in furtherance of the foregoing, the Company agrees to enter into and deliver or cause to be delivered as soon as practicable after the relevant Consent Date (as defined in the Solicitations) (i) a supplemental indenture executed by State Street Bank and Trust Company, as trustee, which shall become effective upon consummation of the tender offer described in the Senior Debenture Solicitation (the "Senior Debenture Supplemental Indenture") and all other documents and certificates required by the Senior Debenture Indenture, applicable law or reasonably requested by the trustee in order to effect the amendment of such indenture, and (ii) a supplemental indenture executed by State Street Bank and Trust Company, as trustee, which shall become effective upon consummation of the tender offer described in the Senior Note Solicitation (the "Senior Note Supplemental Indenture," and together with the Senior Debenture Supplemental Indenture, the "Supplemental Indentures") and all other documents and certificates required by the Senior Note Indenture, applicable law or reasonably requested by the trustee in order to effect the amendment of such indenture, all in form and substance reasonably satisfactory to the Buyer. The Company agrees that after the Supplemental Indentures have been executed and delivered by the Company and Clark-Schwebel, Inc. and executed by the relevant Trustee it will not, and will cause Clark-Schwebel, Inc. not to, terminate, modify or otherwise supplement the tender offers described in the Solicitations without the consent of the Buyer except as may be required by applicable law. After the execution thereof, the Company agrees not to amend, modify or otherwise supplement the terms of either of the Supplemental Indentures without the prior written consent of the Buyer except as may be required by applicable law. Each of the Company and the Buyer agree to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and effect the transactions contemplated by this Section 11.16. At the mailing date thereof, neither the Senior Debenture Solicitation nor the Senior Note Solicitation will include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing shall not apply to the extent that any such untrue statement of material fact or omission to state a material fact was made by the Company in reliance upon and in conformity with written information concerning the Buyer or any of its Affiliates furnished to the Company by the Buyer specifically for use in the Senior Debenture Solicitation and the Senior Note Solicitation.

                  XI.17. Tax Periods Ending on or Before the Closing Date.

                  (a) The Company shall prepare or cause to be prepared and file or cause to be filed a tax return on "Form 4466 - Corporation Application for Quick Refund of Overpayment of Estimated Tax" (the "Quick Return") for the Company in order to obtain a refund of all estimated federal taxes paid by the Company prior to the Closing Date for the 1998 tax year. The Company shall also prepare and file as soon as practicable its income tax returns for each state government in respect of which an income tax return is required to be filed (the "State Returns"). The Company shall permit the Stockholders' Representative to review the State Returns prior to filing and to review the Quick Return on or before January 6, 1999 and shall file such Quick Return within three (3) business days after the Stockholders' Representative completes its review of the Quick Return. The State Returns shall be filed as soon as practicable. The Company shall pay to the Stockholders' Representative any refund of estimated taxes paid by the Company prior to the Closing Date for the 1998 tax year (the "1998 Estimated Taxes") received by the Company pursuant to the Quick Return and the State Returns within five (5) days of the receipt of such refund. If the request for refund on the Quick Return is rejected for any reason, the Company shall file its Federal income tax return as soon as practicable in the normal course requesting the same amount of refund as was reflected on the Quick Return except to the extent otherwise required by law. Within five days of receipt of any refund pursuant to such return, the Company shall pay the amount of such refund to the Stockholders' Representative. The Buyer agrees that it shall not, and shall cause the Company and its Subsidiaries not to, take any action or to permit the taking of any action, that will have the effect of prohibiting the Company from seeking a full refund of the amount of the 1998 Estimated Taxes. In no event shall the amount payable to the Stockholders' Representative exceed the amount of the 1998 Estimated Taxes.

                  (b) The Company agrees to pay to the Stockholders' Representative the amount of the actual refund, which amount shall not exceed $500,000, received by the Company pursuant to the Company's 1997 federal income tax return to be filed in September 1998. The amount of any such refund shall be paid to the Stockholders' Representative within five (5) days of the receipt of such refund. The Company acknowledges and agrees that such 1997 federal income tax return will (i) be prepared in the ordinary course of business; (ii) not include any carryback of deductions or losses incurred in 1998 or otherwise seek a cash refund in excess of $500,000; and (iii) be subject to the Buyer's review and approval (which approval shall not be reasonably withheld).

                  XI.18. Buyer Escrow. As soon as practicable after the date hereof, the Buyer will remit the amount of $5,000,000 (the "Buyer Escrow Amount") to the Buyer Escrow Agent to be held and disbursed by the Buyer Escrow Agent in accordance with the terms of the Buyer Escrow Agreement substantially in the form of Exhibit 11.18 attached hereto (the "Buyer Escrow Agreement") with such changes as the Buyer Escrow Agent reasonably requests (which changes shall not materially effect the economic rights of the Buyer or the Company); provided, however, that the Buyer shall remit the Buyer Escrow Amount to the Buyer Escrow Agent no later than the date on which the Buyer Escrow Agent executes the Buyer Escrow Agreement unless the Buyer Escrow Agent executes the Buyer Escrow Agreement after 2:00 p.m. New York City time, in which case the Buyer shall remit the Buyer Escrow Amount to the Buyer Escrow Agent on the next succeeding business day.

                  XI.19. CS Interglas Options. Upon the written request by the Buyer at least two business days prior to the Closing, and to the extent permitted by applicable law, the Company shall cause Clark-Schwebel International, Inc. ("C-S") to give notice, immediately prior to the Closing, to Deschler-Group of the exercise of the option under Section 6.1 of that certain Heads of Agreement by and among Deschler-Group, Clark-Schwebel, Inc. and C-S dated March 30, 1998, provided that Buyer agrees in writing to pay all costs and expense of exercising such option and provides the cash needed to exercise such option immediately prior to the Closing.


                                   ARTICLE XII
                      CONDITIONS TO THE BUYER'S OBLIGATIONS

                  The obligation of the Buyer to consummate the transactions contemplated hereby shall be subject to the satisfaction (or waiver) at or prior to the Closing of all of the following conditions:

                  XII.1.  Representations, Warranties and Covenants of the
Company.

                          (a) The Company shall have performed and complied in
all material respects with all of its respective agreements, obligations and covenants contained herein and required to be performed at or prior to the Closing Date.

                          (b) The representations and warranties of the Company
contained herein shall be true and correct on the date hereof and as of the Interim Closing Date, except for representations and warranties that speak as of a specific date or time other than the Interim Closing Date, which shall be true as of such date or time. This condition shall be deemed satisfied unless the failure of the representations and warranties of the Company to be true and correct, in the aggregate, is material and adverse to the business of the Company and its Subsidiaries taken as a whole. For purpose of determining whether a representation or warranty is true or correct, and except as provided on Section 12.1 of the Disclosure Schedule, all requirements that a fact or event be or not be material or have or not have a Company Material Adverse Effect shall be ignored.

                  XII.2. No Prohibition. (i) No order, judgment, ruling, charge, decree or injunction of any Governmental Entity shall be in effect which prohibits the consummation of the transactions contemplated hereby or (ii) no proceeding therefor shall have been threatened or commenced by any Governmental Agency which seeks to prohibit, restrain or delay the consummation of the transactions contemplated by this Agreement.

                  XII.3.  Third Party Consents.  The consents  listed on Section
12.3 of the Disclosure Schedule shall not have been revoked and shall be valid and enforceable as of the Closing Date.

                  XII.4. Governmental Consents. The applicable waiting period (and any extensions thereof) under the HSR Act shall have expired or been terminated.

                  XII.5. Document Deliveries. The Buyer shall have received from the Company the documents listed in Section 6.2(a) hereof.

                  XII.6. Repayment of Indebtedness to Third Parties; Termination of Security Interests. All Indebtedness of the Company under the Credit Agreement will be contemporaneously repaid in full and canceled and the Buyer shall have received a copy of the Payoff Letter described in Section 6.2(a)(v)(A).

                  XII.7. Resignations. All directors of the Company and its Subsidiaries specified by the Buyer prior to the Closing Date shall have resigned such directorships.

                  XII.8. Stockholder Agreements. All agreements, restrictions, encumbrances or other arrangements governing the capital stock of the Company and the Subsidiaries as set forth on Section 7.1 of the Disclosure Schedule shall have terminated and be of no further force and effect.

                  XII.9. Stockholder Approval. The Stockholders of the Company shall have unanimously consented to the transactions contemplated hereby.

                  XII.10. Release of Claims. Each Stockholder shall have executed a release in the form attached hereto as Exhibit 12.10.

                  XII.11. Tender Offer Waiting Periods and Exit Consents. The waiting periods (and any extensions thereof) under applicable law for the tender offers described in the Solicitations shall have expired and all conditions necessary for the Company or its Subsidiary, as applicable, to complete such tender offer on the Closing Date shall have been fulfilled (other than making the payments to the holders of the Senior Debentures and the Senior Notes) and all actions required pursuant to Section 11.16 in order to make the Senior Debenture Supplemental Indenture and the Senior Note Supplemental Indenture effective upon consummation of the tender offers described in the solicitations shall have been completed.

                  XII.12. ASCO Consent. In the event that within five days of the date hereof the Buyer executes an agreement with any Person (the "Transferee") pursuant to which the Transferee or an affiliate of the Transferee shall become a Business Transferee, the Company shall receive all consents and waivers from Asahi Chemical Industry Co., Ltd. ("Asahi") or amendments executed by Asahi, applicable, with respect to the Joint Venture Agreement, dated as of September 18, 1970, by and among Clark-Schwebel Fiber Glass Corporation, Asahi Chemical Industry Co., Ltd. and Fukui Seiren co., Ltd, as amended and all related agreements (collectively, the "ASCO JV Agreements"), in form and substance reasonably satisfactory to Buyer and the Transferee which consents and waivers or amendment are necessary to permit and/or effect a sale, assignment or transfer to a Qualified Transferee of (i) all shares of the common voting stock in Asahi-Schwebel Co., Ltd. ("ASCO") held by Clark-Schwebel International, Inc. ("CSI") and (ii) all of CSI's rights under the ASCO JV Agreements without triggering any rights of Asahi thereunder. A "Qualified Transferee" shall mean a corporation wholly owned by the Transferee which either has the name Clark Schwebel Corporation or a different name which is acceptable to Asahi.

                                  ARTICLE XIII
                     CONDITIONS TO THE COMPANY'S OBLIGATIONS

         The obligations of the Company to consummate the transactions contemplated hereby shall be subject to the satisfaction (or waiver) at or prior to the Closing of all of the following conditions:

                  XIII.1.  Representations, Warranties and Covenants of the
Buyer.

                           (a)      The Buyer shall have  performed and complied
in all material respects with its agreements and covenants contained herein on, prior to or as of the Closing Date.

                           (b)      The representations and warranties of the
Buyer contained herein shall be true and correct as of the Closing Date, except for representations and warranties that speak as of a specific date or time other than the Closing Date, which shall be true as of such date or time.

                  XIII.2. No Prohibition. No order, judgment, ruling, charge, decree or injunction of any Governmental Entity shall be in effect which prohibits the consummation of the transactions contemplated hereby.

                  XIII.3. Governmental Consents. The applicable waiting period (and any extensions thereof) under the HSR Act shall have expired or been terminated and the consents, approvals, authorizations, exemptions and waivers from Governmental Entities listed on Section 13.3 of the Disclosure Schedule, which consents shall be required in order to enable the Company to consummate the transactions contemplated hereby (except for such consents, approvals, authorizations, exemptions and waivers, the absence of which would not prohibit consummation of such transactions or render such consummation illegal).

                  XIII.4. Document Deliveries. The Company shall have received from Buyer the documents listed in Section 6.2(b) hereof.

                                   ARTICLE XIV
                          TERMINATION PRIOR TO CLOSING

                  XIV.1. Termination. This Agreement may be terminated at any time prior to the Closing:

                           (a) By the mutual written consent of the Company and
the Buyer;

                           (b) By either the Company or the Buyer in writing,
without liability to the terminating party on account of such termination (except as otherwise provided in Section 14.2), if the Closing shall not have occurred on or before September 15, 1998;

                           (c) By either the Company or the Buyer if there shall
have been a material breach of any of the representations, warranties or covenants in this Agreement on the part of the other party, which breach is not cured within 30 days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Closing, in each case which breach prevents the satisfaction of any condition contained herein (provided, that the terminating party is not then in material breach of any of the representations, warranties or covenants in this Agreement); or

                           (d) By the Company if the Buyer has not remitted the
Buyer Escrow Amount to the Buyer Escrow Agent as required pursuant to Section 11.18.

                  XIV.2. Effect of Termination. Termination of this Agreement pursuant to this Article XII shall terminate all obligations of the parties hereunder, except for the obligations under Sections 15.8, 15.10 and 15.11 hereof and the Confidentiality Agreement, provided, however, that nothing in this Section 14.2 shall relieve or limit the Liability hereunder of any party (the "Defaulting Party") to the other party or parties on account of (i) a wilful breach of a representation or warranty, or (ii) breach of a covenant contained herein by the Defaulting Party. In the case of such a breach, in addition to any damages for which the Defaulting Party may be liable, the Defaulting Party shall reimburse the other party or parties for any expenses incurred by such party or parties in order to enforce its or their rights under this Agreement (including reasonable attorney's fees and expenses).

                                   ARTICLE XV
                                  MISCELLANEOUS

                  XV.1. Non-Survival of Representations and Warranties. None of the covenants, representations and warranties in this Agreement or any certificate delivered pursuant to this Agreement shall survive the Closing except for covenants which, by their terms, are to be performed after the Closing.

                  XV.2. Entire Agreement. This Agreement (including the Disclosure Schedule and all Exhibits hereto), the Escrow Agreement and the Confidentiality Agreement constitute the sole understanding of the parties with respect to the subject matter hereof and shall not be deemed to contemplate any other material transaction involving the Company and its Subsidiaries (including the exercise of the option described in Section 11.19) other than the Merger.

                  XV.3. Successors and Assigns; Third Party Beneficiaries.

                        (a) The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto; provided, however, that this Agreement may not be assigned by any party without the prior written consent of the other parties , provided, further, that the Buyer may assign this Agreement and the Company and the Stockholders hereby consent thereto, in whole or in part, (i) to any wholly-owned subsidiary of the Buyer, (ii) to any lender to the Buyer, any subsidiary or Affiliate thereof or any agent on behalf thereof as security for obligations to such lender in respect of its financing arrangements and any refinancing, extension, refunding or renewals thereof and (iii) on or after the Closing, to any successor of the Surviving Corporation in the event of a merger, consolidation or sale of stock or to any purchaser of all or substantially all of the assets of the Surviving Corporation, and to any transferee or lessee of all or a substantial part of any of the Surviving Corporation's assets or business and any such transferee shall be entitled to enforce the Surviving Corporation's rights on an individual basis. The Buyer agrees to cause the purchaser or the lessee of substantially all of the assets or all of the capital stock of Clark-Schwebel, Inc. or the Company (the "Business Transferee") to assume the obligations of the Buyer and the Surviving Corporation under Sections 4.3, 11.6, 11.7 and 11.9 of this Agreement. No assignment of this Agreement to a Business Transferee shall be permitted unless such Business Transferee assumes the obligations of the Buyer and the Surviving Corporation as set forth in the preceding sentence. The assignment of this Agreement shall not relieve the Buyer from the obligations assumed by such Business Transferee. For the purpose of this Section 15.3, all members of an affiliated group that purchase or lease assets of Clark-Schwebel, Inc. or the Company shall be deemed to be the same "Business Transferee."

                  XV.4. EQ and Equilease Guarantees. Each of EQ and Equilease hereby irrevocably agree to be liable and responsible for the obligations of the Buyer and the Surviving Corporation hereunder as if they were the Buyer.

                  XV.5. Vestar Guarantee. Vestar hereby irrevocably agrees to be liable and responsible for the obligations of the Stockholders' Representative pursuant to Section 4.3 hereunder as if it were the Stockholders' Representative.

                  XV.6. Headings. The headings of the articles, sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

                  XV.7. Modification and Waiver. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto, except that any of the terms or provisions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits of such waived terms or provisions. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar). No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

                  XV.8. Expenses. Except as otherwise provided herein, the Company on the one hand and the Buyer on the other hand shall each pay all costs and expenses incurred by it or on its behalf in connection with this Agreement and the transactions contemplated hereby including, without limiting the generality of the foregoing, fees and expenses of its own financial consultants, accountants and counsel.

                  XV.9. Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto to any other party shall be in writing and shall be given (and will be deemed to have been duly given upon receipt) by delivery in person, by electronic facsimile transmission, by overnight courier or by registered or certified mail, postage prepaid, if to the Company, to:

                           Clark-Schwebel Holdings, Inc.
                           2200 South Murray Avenue
                           P.O. Box 2627
                           Anderson, SC 29622
                           Attention:       President
                           Telecopy:        864-260-3377

                  with a copy to:

                           Vestar Capital Partners
                           245 Park Avenue, 41st Floor
                           New York, NY  10167
                           Attention:       Sander M.  Levy
                                            Managing Director
                           Telecopy:        212-808-4922

                  and a copy to:

                           Kirkland & Ellis

                           655 15th Street, N.W., Suite 1200
                           Washington, D.C.  20005-5793
                           Attention:       Jack M. Feder, Esq.
                           Telecopy:        202-879-5200

                  if to the Buyer, to:

                           Stamford CS Acquisition Corp.
                           206 Danbury Road
                           Wilton, CT 06899
                           Attention:       President
                           Telecopy:        203-834-6360

                  with a copy to:

                           Skadden, Arps, Slate, Meagher & Flom (Illinois) 333 West Wacker Drive
                           Chicago, IL 60606-1285
                           Attention:       Peter C. Krupp
                           Telecopy:        312-407-0411

                  XV.10. Governing Law; Forum. This Agreement shall be construed in accordance with and governed by the laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Except as explicitly provided otherwise herein, each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York or the United States of America, in each case located in County of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation brought in any such court has been brought in an inconvenient forum.

                  XV.11. Public Announcements. None of the parties shall make any public statements, including, without limitation, any press releases, with respect to this Agreement and the transactions contemplated hereby without the prior written consent of the other parties except as such party in good faith believes may be required by applicable law or pursuant to any Contract (in which case the disclosing party will use its reasonable best efforts to consult with the other party in advance as to the contents and timing thereof).

                  XV.12. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

                  XV.13. Released Parties. The Buyer, the Company and its Subsidiaries for themselves and their past, present and future Affiliates, hereby release and forever discharge the persons listed on Section 15.14 of the Disclosure Schedule (the "Released Persons") from any and all Claims incurred by any of them which are related directly or indirectly to events or circumstances occurring prior to Closing in connection with any such Released Person's acting as an officer, director or stockholder of the Company, any of its Subsidiaries or any Joint Venture except to the extent arising out of (i) fraud, misappropriation or similar acts, (ii) contractual obligations and (iii) any loans or advances owed to the Company or its Subsidiaries. For the purpose of this Section 15.14, the term Claim shall mean and include all past, present and future disputes, claims, controversies, demands, rights, obligations, liabilities, actions and causes of action of every kind and nature, including:
(i) any unknown, unsuspected or undisclosed claim; and (ii) any claim, right or cause of action based upon any breach of any express, implied, oral or written contract or agreement.

                  XV.14. Third Party Beneficiary. It is the intention and the agreement of the parties hereto that the Stockholders and all present and former officers and directors of the Company or any Subsidiary shall have the full rights of a third party beneficiary with respect to the obligations of the Buyer and the Surviving Corporation under Sections 11.6, 11.7, 11.8 and 11.17 of the Merger Agreement, and the obligations of EQ and Equilease under Section 15.4, including, without limitation, the obligation of the Buyer, the Surviving Corporation, EQ and Equilease to provide the benefits, take the actions or make the payments required under such provisions of the Merger Agreement.



                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf as of the date first above written.


                                       CLARK-SCHWEBEL HOLDINGS, INC.



                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       VESTAR/CS HOLDING COMPANY, L.L.C.



                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       VESTAR EQUITY PARTNERS, L.P.
                                       By:     Vestar Associates, L.P.,
                                       Its:    General Partner
                                       By:     Vestar Associates Corporation,
                                       Its:    General Partner



                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       STAMFORD CS ACQUISITION CORP.


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       EQ CORPORATION


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                            EQUILEASE HOLDING COMPANY




                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                                                     EXHIBIT 2.2

                              CERTIFICATE OF MERGER
                                       OF
                          STAMFORD CS ACQUISITION CORP.
                            (a Delaware corporation)
                                      INTO
                          CLARK-SCHWEBEL HOLDINGS, INC.
                            (a Delaware corporation)

                The undersigned corporation does hereby certify:

                    FIRST: The name, form of entity and state of organization of each of the constituent entities of the merger are as follows:


Name                       Form Of Entity                 State Of Organization
----                       --------------                 ---------------------
Stamford CS
Acquisition Corp.          corporation                    Delaware

Clark-Schwebel
Holdings, Inc.             corporation                    Delaware


                  SECOND: The Merger Agreement, dated as of July 24, 1998, by and between Clark-Schwebel Holdings, Inc., a Delaware corporation, Stamford CS Acquisition Corp., a Delaware corporation and the other parties thereto (the "Merger Agreement"), has been approved, adopted, certified, executed and acknowledged by each of the constituent entities in accordance with Sections 251 and 228 of the General Corporation Law of the State of Delaware.

                  THIRD: The name of the entity surviving the merger is Clark-Schwebel Holdings, Inc. (the "Surviving Corporation").

                  FOURTH: The certificate of incorporation of Clark-Schwebel Holdings, Inc. shall be amended and restated in the form attached hereto as Exhibit A. [FORM TO BE ATTACHED]

                  FIFTH: The executed Merger Agreement is on file at the principal place of business of the Surviving Corporation. The address of said principal place of business is 206 Danbury Road, Wilton, CT 06899.

                  SIXTH: A copy of the Merger Agreement will be furnished upon request and without cost to any stockholder or member, as applicable, of any constituent entity.

                  IN WITNESS WHEREOF, the undersigned has executed this Certificate of Merger this __ day of August, 1998.

                                            CLARK-SCHWEBEL HOLDINGS, INC.,
                                            a Delaware corporation



                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:





                    [Signature Page to Certificate of Merger]